EXHIBIT 4.3

NRG ENERGY, INC.,

as Issuer

7.875% SENIOR NOTES DUE 2021

FIFTY-FIRST SUPPLEMENTAL INDENTURE

Dated as of May 24, 2011

To

INDENTURE

Dated as of February 2, 2006

The Law Debenture Trust Company of New York

as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Supplemental Indenture Section
310(a)(1)	N.A.
(a)(2)	N.A.
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	N.A.
(c)	N.A.
311(a)	N.A.
(b)	N.A.
(c)	N.A.
312(a)	N.A.
(b)	12.03
(c)	12.03
313(a)	N.A.
(b)(1)	N.A.
(b)(2)	N.A.
(c)	12.02
(d)	N.A.
314(a)	4.03;12.02; 12.05
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	N.A.
(f)	N.A.
315(a)	N.A.
(b)	12.02
(c)	N.A.
(d)	N.A.
(e)	N.A.
316(a) (last sentence)	N.A.
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	N.A.
(c)	N.A.
317(a)(1)	6.08
(a)(2)	N.A.
(b)	N.A.
318(a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable.

*  This Cross Reference Table is not part of the Indenture.

i

ii

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Certificate of Acquiring Institutional Accredited
Exhibit E	Form of Notation of Guarantee
Exhibit F	Form of Supplemental Indenture — Additional Subsidiary Guarantees

iii

FIFTY-FIRST SUPPLEMENTAL INDENTURE, dated as of May 24, 2011, by and among NRG Energy, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined herein) and Law Debenture Trust Company of New York, as trustee (the “Trustee”).

The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of February 2, 2006 (the “Base Indenture”) providing for the issuance from time to time of one or more series of the Company’s securities.

The Company and the Guarantors desire and have requested the Trustee pursuant to Section 9.1 of the Base Indenture to join with them in the execution and delivery of this Supplemental Indenture in order to supplement the Base Indenture as and to the extent set forth herein to provide for the issuance and the terms of the Notes (as defined below).

Section 9.1 of the Base Indenture provides that the Company and the Trustee, without the consent of any holders of the Company’s Securities, may amend or waive certain terms and covenants in the Indenture as permitted by Sections 2.1 and 2.2 of the Base Indenture.

The execution and delivery of this Supplemental Indenture has been duly authorized by a Board Resolution of the Company and each of the Guarantors.

All conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 7.875% Senior Notes due 2021 (the “Notes”):

ARTICLE 1.
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01     Definitions.

For all purposes of the Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“2019 Senior Notes” means the 7.625% Senior Notes due 2019 to be issued concurrently with the Notes.

“Acquired Debt” means, with respect to any specified Person:

(1)           Indebtedness of any other Person or asset existing at the time such other Person or asset is merged with or into, is acquired by, or became a Subsidiary of such specified Person, as the case may be, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Supplemental Indenture in accordance with Section 2.05 hereof, as part of the same series as the Initial Notes

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Law” shall mean, as to any Person, any ordinance, law, treaty, rule or regulation or determination by an arbitrator or a court or other Governmental Authority, including ERCOT, in each case, applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property is subject.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)           1.0% of the principal amount of the Note; or

(2)           the excess of:

(a)           the present value at such redemption date of (i) the redemption price of such Note at May 15, 2016, (such redemption price being set forth in the table appearing under Section 3.07 hereof) plus (ii) all required interest payments due on the Note through May 15, 2016 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)           the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository that apply to such transfer or exchange.

“Asset Sale” means:

(1)           the sale, lease (other than an operating lease), conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of this Supplemental Indenture described under Sections 4.14 and 5.01 hereof and not by the provisions of Section 4.10 hereof; and

(2)           the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)           any single transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $100.0 million;

(2)           a transfer of assets or Equity Interests between or among the Company and its Restricted Subsidiaries;

(3)           an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4)           the sale or lease of products or services and any sale or other disposition of damaged, worn-out or obsolete assets;

(5)           the sale or discount, in each case without recourse, of accounts receivable, but only in connection with the compromise or collection thereof;

(6)           the licensing of intellectual property;

(7)           the sale, lease, conveyance or other disposition for value of energy, fuel or emission credits or contracts for any of the foregoing;

(8)           the sale or other disposition of cash or Cash Equivalents;

(9)           a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

(10)         to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any “boot” thereon) for use in a Permitted Business;

(11)         a disposition of assets in connection with a foreclosure, transfer or deed in lieu of foreclosure or other exercise of remedial action; and

(12)         any sale and leaseback transaction that is a Permitted Tax Lease.

“Asset Sale Offer” has the meaning assigned to that term in this Supplemental Indenture.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Base Indenture” has the meaning set forth in the preamble to this Supplemental Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)           with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)           with respect to a partnership, the board of directors of the general partner of the partnership;

(3)           with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)           United States dollars, Euros or, in the case of any Foreign Subsidiary, any local currencies held by it from time to time;

(2)           (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) and (ii) debt obligations issued by the Government National Mortgage Association, Farm Credit System, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Financing Corporation and Resolution Funding Corporation, in each case, having maturities of not more than 12 months from the date of acquisition;

(3)           certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and whose long-term debt, or whose parent company’s long-term debt, has a rating of A2 or higher from Moody’s and A or higher from S&P or, if Moody’s and S&P do not rate the relevant bank, an equivalent rating issued by an equivalent non-U.S. rating agency, if any;

(4)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)           commercial paper and auction rate securities having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within 12 months after the date of acquisition;

(6)           readily marketable direct obligations issued by any state of the United States or any political subdivision thereof, in either case having one of the two highest rating categories obtainable from either Moody’s or S&P; and

(7)           money market funds that invest primarily in securities described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)           the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of the Company or any of its Restricted Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan);

(2)           the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)           the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company prior to such transaction, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(4)           the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Change of Control Offer” has the meaning assigned to it in this Supplemental Indenture.

“Change of Control Triggering Event” means (i) a Change of Control has occurred and (ii) the Notes are downgraded by either S&P or Moody’s on any date during the period commencing 60 days prior to the consummation of such Change of Control and ending 60 days following consummation of such Change of Control.

“Company” means NRG Energy, Inc., and any and all successors thereto.

“Concurrent Cash Distributions” has the meaning assigned to it in the definition of “Investments.”

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)           an amount equal to any extraordinary loss (including any loss on the extinguishment or conversion of Indebtedness) plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale (without giving effect of the threshold provided in the definition thereof), to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)           provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)           the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)           any expenses or charges related to any equity offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred by the indenture including a refinancing thereof (whether or not successful), including such fees, expenses or charges related to the offering of the Notes and the Credit Agreement, and deducted in computing Consolidated Net Income; plus

(5)           any professional and underwriting fees related to any equity offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under this Supplemental Indenture and, in each case, deducted in such period in computing Consolidated Net Income; plus

(6)           the amount of any minority interest expense deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests); plus

(7)           any non cash gain or loss attributable to Mark-to-Market Adjustments in connection with Hedging Obligations; plus

(8)           without duplication, any writeoffs, writedowns or other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

(9)           all items classified as extraordinary, unusual or nonrecurring non-cash losses or charges (including, without limitation, severance, relocation and other restructuring costs), and related tax effects according to GAAP to the extent such non-cash charges or losses were deducted in computing such Consolidated Net Income; plus

(10)         depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(11)         non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; in each case, on a consolidated basis and determined in accordance with GAAP (including, without limitation, any increase in amortization or depreciation or other non-cash charges resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date); minus

(12)         interest income for such period;

provided, however, that Consolidated Cash Flow of the Company will exclude the Consolidated Cash Flow attributable to (i) Excluded Subsidiaries to the extent that the declaration or payment of dividends or similar distributions by the Excluded Subsidiary of that Consolidated Cash Flow is not, as a result of an Excluded Subsidiary Debt Default, then permitted by operation of the terms of the relevant Excluded Subsidiary Debt Agreement (provided that the Consolidated Cash Flow of the Excluded Subsidiary will only be so excluded for that portion of the period during which the condition described in the preceding proviso has occurred and is continuing), and (ii) for purposes of Section 4.07 hereof only, Excluded Project Subsidiaries, except to the extent of any dividends or similar distributions paid in cash to the Company or a Restricted Subsidiary of the Company that is not an Excluded Project Subsidiary.

“Consolidated Interest Expense” means, with respect to any Person for any period, the consolidated cash interest expense of such Person and its Restricted Subsidiaries (other than Excluded Project Subsidiaries) for such period, whether paid or accrued (including, without limitation, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to interest rate Hedging Obligations, but not including amortization of original issue discount and other non-cash interest payments), net of cash interest income.  For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Company or any Restricted Subsidiary (other than an Excluded Project Subsidiary) with respect to any interest rate hedging agreements.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)           the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions (including pursuant to other intercompany payments but excluding Concurrent Cash Distributions) paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)           for purposes of Section 4.07 hereof only, the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)           the cumulative effect of a change in accounting principles will be excluded;

(4)           any net after-tax non-recurring or unusual gains, losses (less all fees and expenses relating thereto) or other charges or revenue or expenses (including, without limitation, relating to severance, relocation and one-time compensation charges) shall be excluded;

(5)           any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees shall be excluded, whether under FASB 123R or otherwise;

(6)           any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded;

(7)           any gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions shall be excluded; and

(8)           any impairment charge or asset write-off pursuant to Financial Accounting Statement No. 142 and No. 144 or any successor pronouncement shall be excluded.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)           was a member of such Board of Directors on the Issue Date; or

(2)           was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Contribution Indebtedness” means Indebtedness of the Company in an aggregate principal amount not to exceed two times the aggregate amount of cash received by the Company after the Issue Date from the sale of its Equity Interests (other than Disqualified Stock) or as a contribution to its common equity capital (in each case, other than to or from a Subsidiary of the Company); provided that such Indebtedness (a) is incurred within 180 days after the sale of such Equity Interests or the making of such capital contribution and (b) is designated as “Contribution Indebtedness” pursuant to an Officers’ Certificate on the date of its incurrence.  Any sale of Equity Interests or capital contribution that forms the basis for an incurrence of Contribution Indebtedness will not be considered to be a sale of Qualifying Equity Interests and will be disregarded for purposes of Section 4.07 hereof.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means the Third Amended and Restated Credit Agreement, dated June 30, 2010, among the Company, the lenders from time to time party thereto Citicorp North America Inc., as administrative agent and collateral agent, and various other parties acting as joint bookrunner, joint lead arranger or in various agency capacities.

“Credit Facilities” means (i) one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, credit-linked deposits (or similar deposits) receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit and (ii) debt securities sold to institutional investors, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt to Cash Flow Ratio” means, as of any date of determination (for purposes of this definition, the “Calculation Date”), the ratio of (a) the Total Debt of the Company as of such date to (b) the Consolidated Cash Flow of the Company for the four most recent full fiscal quarters ending immediately prior to such date for which financial statements are publicly available.  For purposes of making the computation referred to above:

(1)          Investments and acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the Company or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act, but including all Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period;

(2)           the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)           any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(4)           any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(5)           the Consolidated Cash Flow attributable to Excluded Project Subsidiaries will be excluded for purposes of all calculations required by this definition.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.04 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Description of Notes” means the section titled “Description of the Notes” in the Offering Memorandum, dated May 10, 2011, related to the issuance and sale of the Initial Notes.

“Designated Noncash Consideration” means the fair market value of non-cash consideration received by the Company or any Person who is an Affiliate of the Company as a result of the Company’s ownership of Equity Interests in such Person in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by a senior financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

“Environmental CapEx Debt” shall mean Indebtedness of the Company or its Restricted Subsidiaries incurred for the purpose of financing Environmental Capital Expenditures.

“Environmental Capital Expenditures” shall mean capital expenditures deemed necessary by the Company or its Restricted Subsidiaries to comply with Environmental Laws.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety or Hazardous Materials.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERCOT” means the Electric Reliability Council of Texas.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the exchange notes to be issued pursuant to the Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Foreign Subsidiary” means, at any time, any Foreign Subsidiary that  is (or is treated as) for United States federal income tax purposes either (1) a corporation or (2) a pass-through entity owned directly or indirectly by another Foreign Subsidiary that is (or is treated as) a corporation; provided that notwithstanding the foregoing, the following entities will be deemed to be “Excluded Foreign Subsidiaries”: Sterling Luxembourg (No. 4) S.a.r.l., NRG Pacific Corporate Services Pty Ltd., and Tosli Acquisition B.V. and any subsidiary of Tosli Acquisition B.V. incorporated or formed in connection with the Itiquira Refinancing.

“Excluded Proceeds” means any Net Proceeds of an Asset Sale involving:

(1)           the sale of up to $300.0 million in the aggregate received since the Issue Date from one or more Asset Sales of Equity Interests in, or property or assets of, any Foreign Subsidiaries or any Foreign Subsidiary Holding Company; and

(2)           the sale of up to $50.0 million of assets per year, in either event if and to the extent such Net Proceeds are designated by a Responsible Officer of the Company as Excluded Proceeds.

“Excluded Project Subsidiary” shall mean, at any time,

(1)           each Subsidiary of the Company that is an obligor or otherwise bound with respect to Non-Recourse Debt on the Issue Date,

(2)           any Person that becomes a Subsidiary of the Company after the Issue Date that is an obligor or otherwise bound with respect to Indebtedness that constitutes Non-Recourse Debt and that is not an obligor with respect to any other Indebtedness,

(3)           any Person that is a Subsidiary of the Company on the Issue Date or any Person that becomes a Subsidiary of the Company after the Issue Date and that, in each case, has been designated, by a certificate executed by a Responsible Officer of the Company, as an Excluded Project Subsidiary dedicated to constructing or acquiring power generation facilities or related or ancillary assets or properties that are to be financed only with equity contributions and Non-Recourse Debt (and not any other Indebtedness), and

(4)           any Subsidiary of the Company that (i) has been released as a Guarantor under this Supplemental Indenture pursuant to Section 10.05(a)(7) hereof or (ii), in the case of newly acquired or formed Subsidiaries, is not otherwise required to execute a Guarantee pursuant to Section 4.17 hereof.

“Excluded Subsidiaries” means the Excluded Project Subsidiaries, the Excluded Foreign Subsidiaries and the Immaterial Subsidiaries.

“Excluded Subsidiary Debt Agreement” means the agreement or documents governing the relevant Indebtedness referred to in the definition of “Excluded Subsidiary Debt Default.”

“Excluded Subsidiary Debt Default” means, with respect to any Excluded Subsidiary, the failure of such Excluded Subsidiary to pay any principal or interest or other amounts due in respect of any Indebtedness, when and as the same shall become due and payable, or the occurrence of any other event or condition that results in any Indebtedness of such Excluded Subsidiary becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, lapse of time or both) the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.

“Exempt Subsidiaries” means, collectively, NRG Ilion LP LLC, NRG Ilion Limited Partnership, Meriden Gas Turbine LLC, LSP-Nelson Energy LLC, NRG Nelson Turbines LLC, NRG Jackson Valley Energy I, Inc., NRG McClain LLC, NRG Audrain Holding LLC, NRG Audrain Generating LLC, NRG Peaker Finance Company LLC, Bayou Cove Peaking Power, LLC, Big Cajun I Peaking Power LLC, NRG Rockford LLC, NRG Rockford II LLC, NRG Rockford Equipment II LLC, NRG Sterlington Power LLC and NRG Rockford Acquisition LLC.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than the Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

“Existing Indenture” means the indenture governing the Company’s outstanding 8.500% Senior Notes due 2019.

“Existing Senior Notes” means all notes issued pursuant to the indentures governing the Company’s outstanding 7.375% Senior Notes due 2016, 7.375% Senior Notes due 2017, 8.500% Senior Notes due 2019, 8.250% Senior Notes due 2020 and 7.625% Senior Notes due 2018.

“Facility” means a power or energy related facility.

“fair market value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by a Responsible Officer of the Company.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (for purposes of this definition, the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)           Investments and acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act, but including all Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on the same pro forma basis;

(2)           the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)           the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)           any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)           any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)           if any Indebtedness that is being incurred on the Calculation Date bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness).

If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto (including any Pro Forma Cost Savings) for such period as if such Investment, acquisition or disposition, or classification of such operation as discontinued had occurred at the beginning of the applicable four-quarter period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)           the consolidated interest expense of such Person and its Restricted Subsidiaries (other than interest expense of any Excluded Subsidiary the Consolidated Cash Flow of which is excluded from the Consolidated Cash Flow of such Person pursuant to the definition of Consolidated Cash Flow hereof) for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)           the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)           any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)           the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus

(5)           interest income for such period.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means any Domestic Subsidiary that is a direct parent of one or more Foreign Subsidiaries and holds, directly or indirectly, no other assets other than Equity Interests of Foreign Subsidiaries and other de minimis assets related thereto.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that if any operating lease would be recharacterized as a capital lease due to changes in the accounting treatment of such operating lease under GAAP since the Issue Date, then solely with respect to the accounting treatment of any such leases, GAAP shall be interpreted as it was in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.04(g), which is required to be placed on all Global Notes issued under this Supplemental Indenture.

“Global Notes” means, individually and collectively, each of the Global Notes substantially in the form of Exhibit A hereto issued in accordance with Section 2.01 hereof.

“Goldman Sachs Hedge Agreement” means the Master Power Purchase and Sale Agreement dated as of July 21, 2004, the Confirmation thereunder dated as of July 21, 2004 and the Confirmation thereunder dated as of November 30, 2004, each between an affiliate of Goldman, Sachs & Co. and Texas Genco, LP, as amended to the Issue Date, and any agreements related thereto.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Governmental Authority” shall mean any nation or government, any state, province, territory or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, or any non-governmental authority regulating the generation and/or transmission of energy.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each of:

(1)           the Company’s Restricted Subsidiaries other than the Excluded Foreign Subsidiaries, the Excluded Project Subsidiaries, and the Immaterial Subsidiaries; and

(2)           any other Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Supplemental Indenture;

and their respective successors and assigns.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)           currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements, and

(2)           (i) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability, including but not limited to the Goldman Sachs Hedge Agreement; (ii) any netting arrangements, power purchase and sale agreements, fuel purchase and sale agreements, swaps, options and other agreements, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (iii) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Immaterial Subsidiary” shall mean, at any time, any Restricted Subsidiary of the Company that is designated by the Company as an “Immaterial Subsidiary” if and for so long as such Restricted Subsidiary, together with all other Immaterial Subsidiaries, has (i) total assets at such time not exceeding 5% of the Company’s consolidated assets as of the most recent fiscal quarter for which balance sheet information is available and (ii) total revenues and operating income for the most recent 12-month period for which income statement information is available not exceeding 5% of the Company’s consolidated revenues and operating income, respectively; provided that such Restricted Subsidiary shall be an Immaterial Subsidiary only to the extent that and for so long as all of the above requirements are satisfied.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables, except as provided in clause (5) below), whether or not contingent:

(1)           in respect of borrowed money;

(2)           evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)           in respect of banker’s acceptances;

(4)           representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)           representing the balance deferred and unpaid of the purchase price of any property (including trade payables) or services due more than six months after such property is acquired or such services are completed; or

(6)                                  representing the net amount owing under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person; provided, that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person’s property securing such Lien.

“Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture, governing the Notes, in each case, as amended, supplemented or otherwise modified from time to time in accordance with its respective terms.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in a Permitted Business of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $1,200,000,000 aggregate principal amount of Notes issued under this Supplemental Indenture on the Issue Date.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by S&P and equal to or higher than Baa3 (or the equivalent) by Moody’s.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07(b) hereof.  The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07(b) hereof.  Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

Notwithstanding anything to the contrary herein, in the case of any Investment made by the Company or a Restricted Subsidiary of the Company in a Person substantially concurrently with a cash distribution by such Person to the Company or a Guarantor (a “Concurrent Cash Distribution”), then:

(1)           the Concurrent Cash Distribution shall be deemed to be Net Proceeds received in connection with an Asset Sale and applied as set forth above under Section 4.10 hereof; and

(2)           the amount of such Investment shall be deemed to be the fair market value of the Investment, less the amount of the Concurrent Cash Distribution.

“Issue Date” means May 24, 2011.

“Itiquira” shall mean Itiquira Energetica S.A.

“Itiquira Acquisition Sub” shall have the meaning assigned to such term in the definition of Itiquira Refinancing hereof.

“Itiquira Refinancing” means the transaction or series of related transactions pursuant to which (a) any or all of the outstanding preferred stock of Itiquira directly or indirectly held by Eletrobrás is or was acquired by Itiquira or a subsidiary of Tosli Acquisition BV (“Itiquira Acquisition Sub”) for an aggregate consideration not to exceed to $70.0 million, and, following such acquisition, such preferred stock is or was redeemed, repaid or otherwise retired or held as treasury stock or otherwise treated in accordance with the requirements of Brazilian law, and (b) Itiquira or the Itiquira Acquisition Sub may have incurred up to $70.0 million in aggregate principal amount of Indebtedness secured by Liens on the assets of Itiquira and the Itiquira Acquisition Sub (“Permitted Itiquira Indebtedness”), in each case on terms and conditions (which may include terms and conditions other than those set forth in this definition) reasonably satisfactory to the Administrative Agent under the Company’s credit agreement at the time of such transaction or series of transactions.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset:

(1)           any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such asset;

(2)           the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; and

(3)           in the case of Equity Interests or debt securities, any purchase option, call or similar right of a third party with respect to such Equity Interests or debt securities.

For the avoidance of doubt, “Lien” shall not be deemed to include licenses of intellectual property.

“Mark-to-Market Adjustments” means:

(1)           any non-cash loss attributable to the mark-to-market movement in the valuation of Hedging Obligations (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities,” or any similar successor provision; plus

(a)           any loss relating to amounts paid in cash prior to the stated settlement date of any Hedging Obligation that has been reflected in Consolidated Net Income in the current period; plus

(b)           any gain relating to Hedging Obligations associated with transactions recorded in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated Cash Flow pursuant to clauses (2)(a) and (2)(b) below; less,

(2)           any non-cash gain attributable to the mark-to-market movement in the valuation of Hedging Obligations (to the extent the cash impact resulting from such gain has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities,” or any similar successor provision; less

(a)           any gain relating to amounts received in cash prior to the stated settlement date of any Hedging Obligation that has been reflected in Consolidated Net Income in the current period; less

(b)           any loss relating to Hedging Obligations associated with transactions recorded in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated Cash Flow pursuant to clauses (1)(a) and (1)(b) above.

“Minority Investment” shall mean any Person (other than a Subsidiary) in which the Company or any Restricted Subsidiary owns Capital Stock.

“Moody’s” means Moody’s Investors Service, Inc. or any successor entity.

“Necessary CapEx Debt” shall mean Indebtedness of the Company or its Restricted Subsidiaries incurred for the purpose of financing Necessary Capital Expenditures.

“Necessary Capital Expenditures” shall mean capital expenditures that are required by Applicable Law (other than Environmental Laws) or undertaken for health and safety reasons.  The term “Necessary Capital Expenditures” does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends or accretion, excluding, however:

(1)           any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with:  (a) any Asset Sale (without giving effect to the threshold provided for in the definition thereof); or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)           any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)           as to which neither the Company nor any of its Restricted Subsidiaries (other than an Excluded Project Subsidiary) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than pursuant to a Non-Recourse Guarantee or any arrangement to provide or guarantee to provide goods and services on an arm’s length basis, (b) is directly or indirectly liable as a guarantor or otherwise, other than pursuant to a Non-Recourse Guarantee, or (c) constitutes the lender;

(2)           no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company (other than the Notes and the Credit Agreement) or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)           in the case of Non-Recourse Debt incurred after the Issue Date, as to which the lenders have been notified in writing, or have otherwise agreed, that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries except as otherwise permitted by clauses (1) or (2) above;

provided, however, that the following shall be deemed to be Non-Recourse Debt:  (i) Guarantees with respect to debt service reserves established with respect to a Subsidiary to the extent that such Guarantee shall result in the immediate payment of funds, pursuant to dividends or otherwise, in the amount of such Guarantee; (ii) contingent obligations of the Company or any other Subsidiary to make capital contributions to a Subsidiary; (iii) any credit support or liability consisting of reimbursement obligations in respect of Letters of Credit issued under and subject to the terms of, the Credit Agreement to support obligations of a Subsidiary; (iv) agreements of the Company or any Subsidiary to provide, or guarantees or other credit support (including letters of credit) by the Company or any Subsidiary of any agreement of another Subsidiary to provide, corporate, management, marketing, administrative, technical, energy management or marketing, engineering, procurement, construction, operation and/or maintenance services to such Subsidiary, including in respect of the sale or acquisition of power, emissions, fuel, oil, gas or other supply of energy; (v) any agreements containing Hedging Obligations, and any power purchase or sale agreements, fuel purchase or sale agreements, emissions credit purchase or sales agreements, power transmission agreements, fuel transportation agreements, fuel storage agreements, commercial or trading agreements and any other similar agreements entered into between the Company or any Subsidiary with or otherwise involving any other Subsidiary, including any guarantees or other credit support (including letters of credit) in connection therewith; and (vi) any Investments in a Subsidiary, to the extent in the case of (i) through (vi) otherwise permitted by this Supplemental Indenture.

“Non-Recourse Guarantee” means any Guarantee by the Company or a Guarantor of Non-Recourse Debt incurred by an Excluded Project Subsidiary as to which the lenders of such Non-Recourse Debt have acknowledged that they will not have any recourse to the stock or assets of the Company or any Guarantor, except to the limited extent set forth in such guarantee.

“Notes” has the meaning assigned to it in the preamble to this Supplemental Indenture.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Supplemental Indenture.  Unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 11.5 of the Base Indenture.

“Offering Memorandum” means the Offering Memorandum, dated May 10, 2011, related to the issuance and sale of the Initial Notes.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.5 of the Base Indenture.  The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Original Issue Date”  means June 5, 2009.

“OID Legend” means the legend set forth in Section 2.04(g)(1)(A)(i) hereof to be placed on all Notes issued under this Indenture if applicable.

“Participant” means, with respect to the Depository, a Person who has an account with the Depository.

“Permitted Business” means the business of acquiring, constructing, managing, developing, improving, maintaining, leasing, owning and operating Facilities, together with any related assets or facilities, as well as any other activities reasonably related to, ancillary to, or incidental to, any of the foregoing activities (including acquiring and holding reserves), including investing in Facilities.

“Permitted Investments” means:

(1)           any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor;

(2)           any Investment in an Immaterial Subsidiary;

(3)           any Investment in an Excluded Foreign Subsidiary for so long as the Excluded Foreign Subsidiaries do not collectively own more than 20% of the consolidated assets of the Company as of the most recent fiscal quarter end for which financial statements are publicly available;

(4)           any issuance of letters of credit to support the obligations of any of the Excluded Subsidiaries;

(5)           any Investment in Cash Equivalents (and, in the case of Excluded Subsidiaries only, Cash Equivalents or other liquid investments permitted under any Credit Facility to which it is a party);

(6)           any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(A)          such Person becomes a Restricted Subsidiary of the Company and a Guarantor or an Immaterial Subsidiary; or

(B)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor;

(7)           any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(8)           Investments made as a result of the sale of Equity Interests of any Person that is a Subsidiary of the Company such that, after giving effect to any such sale, such Person is no longer a Subsidiary of the Company, if the sale of such Equity Interests constitutes an Asset Sale and the Net Proceeds received from such Asset Sale are applied as set forth under Section 4.10 hereof;

(9)           Investments to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(10)         any Investments received in compromise or resolution of (a) obligations of trade creditors or customers of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

(11)         Investments represented by Hedging Obligations;

(12)         loans or advances to employees;

(13)         repurchases of the Notes or pari passu Indebtedness;

(14)         any Investment in securities of trade creditors, trade counter-parties or customers received in compromise of obligations of those Persons, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(15)         negotiable instruments held for deposit or collection;

(16)         receivables owing to the Company or any Restricted Subsidiary of the Company and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company of any such Restricted Subsidiary of the Company deems reasonable under the circumstances;

(17)         payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes;

(18)         Investments resulting from the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;

(19)         any Investment in any Person engaged primarily in one or more Permitted Businesses (including, without limitation, Excluded Subsidiaries, Unrestricted Subsidiaries, and Persons that are not Subsidiaries of the Company) made for cash since the Issue Date;

(20)         the contribution of any one or more of the Specified Facilities to a Restricted Subsidiary that is not a Guarantor;

(21)         Investments made pursuant to a commitment that, when entered into, would have complied with the provisions of this Supplemental Indenture;

(22)         Investments in any Excluded Subsidiary made by another Excluded Subsidiary; and

(23)         other Investments made since the Original Issue Date in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (23) of the definition of “Permitted Investments” in the Existing Indenture that are at the time outstanding not to exceed the greater of (a) $500.0 million and (b) 2.5% of Total Assets; provided, however, that if any Investment pursuant to this clause (23) is made in any Person that is not a Restricted Subsidiary of the Company and a Guarantor at the date of the making of the Investment and such Person becomes a Restricted Subsidiary and a Guarantor after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above, and shall cease to have been made pursuant to this clause (23).

“Permitted Liens” means:

(1)           Liens on assets of the Company or any Guarantor securing Indebtedness and other Obligations under Credit Facilities, in an aggregate principal amount not exceeding, on the date of the creation of such Liens, the greater of (a) 30.0% of Total Assets or (b) $6.0 billion less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date with the Net Proceeds of Asset Sales (other than Excluded Proceeds) and less, without duplication, the aggregate amount of all repayments or commitment reductions with respect to any revolving credit borrowings under a Credit Facility that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date as a result of the application of the Net Proceeds of Asset Sales (other than Excluded Proceeds) in accordance with Section 4.10 hereof (excluding temporary reductions in revolving credit borrowings as contemplated by that covenant);

(2)           Liens to secure obligations with respect to (i) contracts (other than for Indebtedness) for commercial and trading activities for the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service, and (ii) Hedging Obligations;

(3)           Liens on assets of Excluded Subsidiaries securing Indebtedness and/or other obligations of Excluded Subsidiaries that was permitted by the terms of the indenture to be incurred;

(4)           Liens (a) in favor of the Company or any of the Guarantors; (b) incurred by Excluded Project Subsidiaries in favor of any other Excluded Project Subsidiary; or (c) incurred by Excluded Foreign Subsidiaries in favor of any other Excluded Foreign Subsidiary;

(5)           Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature;

(6)           Liens to secure obligations to vendors or suppliers covering the assets sold or supplied by such vendors or suppliers, including Liens to secure Indebtedness or other obligations (including Capital Lease Obligations) permitted by clauses (4), (13), (20) and (21) of Section 4.09(b) hereof covering only the assets acquired with or financed by such Indebtedness;

(7)           Liens existing on the Issue Date;

(8)           Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)           Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens;

(10)         survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines, oil and gas and other mineral interests and leases and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11)         Liens created for the benefit of (or to secure) the Notes (or the Subsidiary Guarantees);

(12)         Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Supplemental Indenture; provided, however, that:

(A)          the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B)           the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Permitted Referencing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement;

(13)         Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security;

(14)         Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(15)         leases or subleases granted to others that do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(16)         statutory Liens arising under ERISA;

(17)         Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(18)         Liens arising from Uniform Commercial Code financing statements filed on a precautionary basis in respect of operating leases intended by the parties to be true leases (other than any such leases entered into in violation of the indenture);

(19)         Liens on assets and Equity Interests of a Subsidiary that is an Excluded Subsidiary;

(20)         Liens granted in favor of Xcel pursuant to the Xcel Indemnification Agreements as in effect on the Issue Date held by Xcel thereunder;

(21)         Liens to secure Indebtedness or other obligations incurred to finance Necessary Capital Expenditures that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Indebtedness;

(22)         Liens to secure Environmental CapEx Debt that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt;

(23)         Liens on assets or securities deemed to arise in connection with the execution, delivery or performance of contracts to sell such assets or stock otherwise permitted under this Supplemental Indenture;

(24)        any Liens resulting from restrictions on any Equity Interest or undivided interests, as the case may be, of a Person providing for a breach, termination or default under any joint venture, stockholder, membership, limited liability company, partnership, owners’, participation or other similar agreement between such Person and one or more other holders of Equity Interests or undivided interests of such Person, as the case may be, if a security interest or Lien is created on such Equity Interest or undivided interest, as the case may be, as a result thereof;

(25)         Liens resulting from any customary provisions limiting the disposition or distribution of assets or property (including without limitation Equity Interests) or any related restrictions thereon in joint venture, partnership, membership, stockholder and limited liability company agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, including owners’, participation or similar agreements governing projects owned through an undivided interest; provided, however, that any such limitation is applicable only to the assets that are the subjects of such agreements;

(26)         those Liens or other exceptions to title, in either case on or in respect of any facility of the Company or any Subsidiary, arising as a result of any shared facility agreement entered into after the closing date with respect to such facility, except to the extent that any such Liens or exceptions, individually or in the aggregate, materially adversely affect the value of the relevant property or materially impair the use of the relevant property in the operation of the business of the Company or such Subsidiary;

(27)         Liens on cash deposits and other funds maintained with a Depository institution, in each case arising in the ordinary course of business by virtue of any statutory or common law provision relating to banker’s liens, including Section 4-210 of the UCC;

(28)         any Liens on property and assets (other than certain properties or assets defined as “core” collateral) designated as Excluded Assets from time to time by the Company under clause (xiii) of the related definition under the Credit Agreement, which shall not have, when taken together with all other “non-core” property and assets that constitute Excluded Assets pursuant to such clause at the relevant time of determination, a fair market value in excess of $500.0 million in the aggregate (and, to the extent that such fair market value of such property and assets exceeds $500.0 million in the aggregate, such property or assets shall cease to be an Excluded Asset only to the extent of such excess fair market value); and

(29)         Liens incurred by the Company or any Subsidiary of the Company with respect to obligations not to exceed $500.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)           the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)           such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)           if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)           such Indebtedness is incurred either by the Company (and may be guaranteed by any Guarantor) or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(5)           (i) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Permitted Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (ii) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Permitted Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes.

“Permitted Tax Lease” means a sale and leaseback transaction consisting of a “payment in lieu of taxes” program or any similar structure (including leases, sale-leasebacks, etc.) primarily intended to provide tax benefits (and not primarily intended to create Indebtedness).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“PMI” means NRG Power Marketing Inc., a Delaware corporation.

“Private Placement Legend” means the legend set forth in Section 2.04(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Cost Savings” means, without duplication, with respect to any period, reductions in costs and related adjustments that have been actually realized or are projected by the Company’s Chief Financial Officer in good faith to result from reasonably identifiable and factually supportable actions or events, but only if such reductions in costs and related adjustments are so projected by the Company to be realized during the consecutive four-quarter period commencing after the transaction giving rise to such calculation.

“Prudent Industry Practice” shall mean those practices and methods as are commonly used or adopted by Persons in the Permitted Business in the United States in connection with the conduct of the business of such industry, in each case as such practices or methods may evolve from time to time, consistent in all material respects with all applicable legal requirements.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualifying Equity Interests” means Equity Interests of the Company other than (1) Disqualified Stock; and (2) Equity Interests that were used to support an incurrence of Contribution Indebtedness.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 24, 2011, among the Company, the Guarantors and the other parties named on the signature pages thereto, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreements may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Responsible Officer” of a Person means the chief executive officer, chief financial officer, treasurer or general counsel of such Person.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning assigned to such term under Section 4.07 hereof.  For purposes of determining compliance with Section 4.07 hereof, no Hedging Obligation shall be deemed to be contractually subordinated to the Notes or any Subsidiary Guarantee.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Rating Group or any successor entity.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Special Interest” has the meaning assigned to that term pursuant to the Registration Rights Agreement.

“Specified Facility” means each of the following Facilities, or any part thereof and/or any other assets set forth below: (a) the Facilities held on the Issue Date by Vienna Power LLC, Meriden Gas Turbine LLC, Norwalk Power LLC, Connecticut Jet Power LLC (excluding the assets located at the Cos Cob site), Devon Power LLC, Montville Power LLC (including the Capital Stock of the entities owning such Facilities provided that such entities do not hold material assets other than the Facilities held on the Issue Date); (b) the following Facilities, or any part thereof:  P.H. Robinson, H.O. Clarke, Webster, Unit 3 at Cedar Bayou, Unit 2 at T.H. Wharton and Greens Bayou; (c) the Capital Stock of the following Subsidiaries of the Company if such Subsidiary holds no assets other than the Capital Stock of a Foreign Subsidiary of the Company: NRG Latin America, Inc., NRG International LLC, NRG Insurance Ltd. (Cayman Islands), NRG Asia Pacific, Ltd., NRG International II Inc. and NRG International III Inc.; and (d) the Equity Interests issued by, and any assets (including any Facilities), of Long Beach Generation LLC and Middletown Power LLC.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)           any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)           any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under the Indenture and on the Notes, executed pursuant to the provisions of this Supplemental Indenture.

“Supplemental Indenture” means this Supplemental Indenture, dated as of the Issue Date, by and among the Company, the Guarantors and the Trustee, governing the Notes, as amended, supplemented or otherwise modified from time to time in accordance with the Base Indenture and the terms hereof.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company.

“Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Excluded Project Subsidiaries) outstanding on such date, determined on a consolidated basis in accordance with GAAP, net of any cash and Cash Equivalents on deposit in a blocked account with one or more financial institutions as collateral to secure outstanding Indebtedness (including letters of credit) of the Company or its Restricted Subsidiaries, which account is subject to the control of the lender (including any letter of credit issuer) of such Indebtedness or its affiliates or any agent or trustee with respect to such Indebtedness; provided that (i) Total Debt will include only the amount of payments that the Company or any of its Restricted Subsidiaries (other than Excluded Project Subsidiaries) would be required to make, on the date Total Debt is being determined, in the event of any early termination or similar event on such date of determination and (ii) for the avoidance of doubt, Total Debt will not include the undrawn amount of any outstanding letters of credit.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 15, 2021; provided, however, that if the period from the redemption date to May 15, 2021, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Company as an Unrestricted Subsidiary pursuant to a certificate executed by a Responsible Officer of the Company, but only to the extent that such Subsidiary:

(1)           has no Indebtedness other than Non-Recourse Debt;

(2)           except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)           is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results except as otherwise permitted by the Credit Agreement as in effect on the Issue Date; and

(4)           has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries except as otherwise permitted by the Credit Agreement as in effect on the Issue Date.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the certificate executed by a Responsible Officer of the Company giving effect to such designation and certifying that such designation complied with the conditions described under Section 4.18 hereof and was permitted by Section 4.07 hereof.  If, at any time, any Unrestricted Subsidiary fails to meet the requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Supplemental Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant.  The Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (ii) no Default or Event of Default would be in existence following such designation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)           the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)           the then outstanding principal amount of such Indebtedness.

“Xcel” means Xcel Energy Inc., a Minnesota corporation.

“Xcel Indemnification Agreements” means: (i) the Indemnification Agreement, dated as of December 5, 2003, between Xcel Energy Inc., Northern States Power Company and the Company; and (ii) the Indemnification Agreement, dated as of December 5, 2003, between Xcel Energy Inc., Northern States Power Company and the Company, each as amended on November 8, 2006.

Section 1.02    Other Definitions.

Defined in
Term	Section
“Acceptable Commitment”	4.10
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.09
“Restricted Payments”	4.07
“Suspended Covenants”	4.19

Section 1.03     Incorporation by Reference of Trust Indenture Act.

Whenever this Supplemental Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Supplemental Indenture.

The following TIA terms used in this Supplemental Indenture have the following meanings:

“obligor” on the Notes and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

All other terms used in this Supplemental Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.  All other capitalized terms used herein and not otherwise defined shall have the meanings provided in the Base Indenture.

Section 1.04     Rules of Construction.

Unless the context otherwise requires:

(1)  a term has the meaning assigned to it;

(2)  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)  “or” is not exclusive;

(4)  words in the singular include the plural, and in the plural include the singular;

(5)  “will” shall be interpreted to express a command;

(6)  provisions apply to successive events and transactions;

(7)       references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(8)           references to sections of the Indenture refer to sections of this Supplemental Indenture.

Section 1.05             Relationship with Base Indenture.

The terms and provisions contained in the Base Indenture shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

The Trustee accepts the amendment of the Base Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Base Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of the trust created by the Base Indenture, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Guarantors, or for or with respect to (1) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (2) the proper authorization hereof by the Company and the Guarantors, (3) the due execution hereof by the Company and the Guarantors or (4) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

ARTICLE 2.

THE NOTES

Section 2.01             Form and Dating.

(a)   General.  The Notes shall be issued in registered global form without interest coupons.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  The Company shall furnish any such notations, legends or endorsements to the Trustee in writing.  Each Note shall be dated the date of its authentication.  The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of the Base Indenture, the provisions of the Note shall govern and be controlling, and to the extent any provision of the Note conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

(b)   Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  The Trustee’s records shall be noted to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby, in accordance with instructions given by the Holder thereof as required by Section 2.04 hereof.

(c)   Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02             Execution and Authentication.

One Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Supplemental Indenture.

The Trustee shall, upon receipt of a Company Order, authenticate Notes for original issue under this Supplemental Indenture, including any Additional Notes issued pursuant to Section 2.05 hereof.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Company Orders, except as provided in Section 2.8 of the Base Indenture.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Supplemental Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03             Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA § 312(a).

Section 2.04            Transfer and Exchange.

(a)   Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.  All Global Notes shall be exchanged by the Company for Definitive Notes if:

(1)   the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 120 days after the date of such notice from the Depository;

(2)   the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers an Officer’s Certificate to such effect to the Trustee; or

(3)   there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names and in any approved denominations as the Depository shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.8 and 2.11 of the Base Indenture.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.04 hereof or Sections 2.8 and 2.11 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.04(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.04(b), (c) and (d) hereof.

(b)   Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Supplemental Indenture and the Applicable Procedures.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)   Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.04(b)(1).

(2)   All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.04(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)  both:

(i)            a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global

Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)           instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)   both:

(i)            a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)           instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above;

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.04(f) hereof, the requirements of this Section 2.04(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.04(h) hereof.

(3)           Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.04(b)(2) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)           if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.04(b)(2) above and:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(i)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)   Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes.  Transfers or exchanges of beneficial interests in Global Notes for Definitive Notes shall in each case be subject to the satisfaction of any applicable conditions set forth in Section 2.04(b)(2) hereof, and to the requirements set forth below in this Section 2.04(c).

(1)           Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a

Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.04(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.04(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.04(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)   Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)   such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)   such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)  the Registrar receives the following:

(i)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)   Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.04(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.04(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depository and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.04(c)(3) will not bear the Private Placement Legend.

(d)   Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

(1)       Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)  if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)   if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)   if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)  if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)   if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)   if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)   if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)   Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of

Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)   such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)   such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)  the Registrar receives the following:

(i)            if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)           if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.04(d)(2), the Trustee will cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)   Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)   Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.04(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.04(e).

(1)   Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)  if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)   if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)   if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)   Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)   any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)   any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)  the Registrar receives the following:

(i)            if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)           if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an

Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)   Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)    Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1)   one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

(2)   Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g)           Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)           Private Placement Legend.

(A)          Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT

(A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(i)            In the case of Notes issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes, the Notes will bear an additional legend in substantially the following form:

“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: NRG ENERGY, INC., 211 CARNEGIE CENTER, PRINCETON, NJ 08540, ATTENTION: GENERAL COUNSEL.”

(B)           Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.04 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)           Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE FIFTY-FIRST SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.04 OF THE FIFTY-FIRST SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.04(a) OF THE FIFTY-FIRST SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE

AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF NRG ENERGY, INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h)   Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of the Base Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and a notation will be made on the records maintained by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and a notation will be made on the records maintained by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(i)    General Provisions Relating to Transfers and Exchanges.

(1)   To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of a Company Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)   No service charge shall be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 3.09, 4.10, 4.14 and 9.05 hereof and Section 2.11 of the Base Indenture).

(3)   The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)   All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)   The Company shall not be required:

(A)  to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)   to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)   to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)   Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)   The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)   All orders, certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.04 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.05             Issuance of Additional Notes.

The Company shall be entitled, upon delivery of an Officers’ Certificate, Opinion of Counsel and Company Order, subject to its compliance with Sections 4.09 hereof, to issue Additional Notes under this Supplemental Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price.  The Initial Notes issued on the Issue Date and any Additional Notes issued shall be treated as a single class for all purposes under this Supplemental Indenture.

With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a)   the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture; and

(b)   the issue price, the issue date and the CUSIP number of such Additional Notes.

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.01             Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days (45 days in the case of a partial redemption) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1)   the clause of this Supplemental Indenture pursuant to which the redemption shall occur;

(2)   the redemption date;

(3)   the principal amount of Notes to be redeemed; and

(4)   the redemption price.

Section 3.02             Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption on a pro rata basis among all outstanding Notes or, if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, in either case, unless otherwise required by law.

In the event of partial redemption by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Supplemental Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

No Notes of $2,000 or less shall be redeemed in part.  Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Supplemental Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount of that Note that is to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder of Notes upon cancellation of the original Note.  Notes called for redemption become due on the date fixed for redemption.  On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Section 3.03             Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Supplemental Indenture pursuant to Article 8 or 11 of this Supplemental Indenture.

The notice will identify the Notes to be redeemed and will state:

(1)   the redemption date;

(2)   the redemption price;

(3)   if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)   the name and address of the Paying Agent;

(5)   that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)   that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)   the paragraph of the Notes and/or section of this Supplemental Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)   that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as the Trustee in its sole discretion may allow), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Any redemption and notice thereof may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

Section 3.04             Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become, subject to any conditions precedent set forth in the notice of redemption, irrevocably due and payable on the redemption date at the redemption price.

Section 3.05             Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, accrued interest, and premium, if any, on all Notes to be redeemed or purchased on that date.  Promptly after the

Company’s written request, the Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, accrued interest, and premium, if any, on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or Purchase Date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06             Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of a Company Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07             Optional Redemption.

(a)   At any time prior to May 15, 2016, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes, upon not less than 30 nor more than 60 days notice, at a redemption price of 107.875% of the principal amount, plus accrued and unpaid interest to the redemption date, with the proceeds of one or more equity offerings; provided that:

(1)  at least 65% of the aggregate principal amount of the Notes issued pursuant to this Supplemental Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)  the redemption occurs within 90 days of the date of the closing of such equity offering.

(b)   At any time prior to May 15, 2016, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c) Except pursuant to clauses (a) and (b) above, the Notes are not redeemable at the Company’s option prior to May 15, 2016.  The Company is not prohibited, however, from acquiring the Notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise, assuming such action does not otherwise violate this Supplemental Indenture.

(d)  On or after May 15, 2016, the Company may on any one or more occasions redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on May 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2016	103.938%
2017	102.625%
2018	101.313%
2019 and thereafter	100.000%

(e)  Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08             Mandatory Redemption.

Except as required in Section 3.09 hereof, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09             Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an Asset Sale Offer, it shall follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders of Notes and all holders of other Indebtedness (including Indebtedness evidenced by the 2019 Senior Notes and the Existing Senior Notes) that is pari passu with the Notes containing provisions similar to those set forth in this Supplemental Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets.  The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by Applicable Law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)   that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2)   the Offer Amount, the purchase price and the Purchase Date;

(3)   that any Note not tendered or accepted for payment will continue to accrue interest;

(4)   that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(5)   that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000, or integral multiples of $1,000 in excess of $2,000;

(6)   that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depository, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7)   that Holders shall be entitled to withdraw their election if the Company, the Depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)   that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered in connection with the Asset Sale Offer exceeds the Offer Amount, the Company shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess of $2,000, will be purchased); and

(9)   that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.  The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4.
COVENANTS

Section 4.01     Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

All references to “interest” on the Notes in this Indenture will be deemed to include all Special Interest payable pursuant to the Registration Rights Agreement, if any.  Notwithstanding anything to the contrary contained herein, in the event the Company is required to pay Special Interest, the Company will provide written notice to the Trustee of the Company’s obligation to pay Special Interest no later than 15 days prior to the next interest payment date (or such shorter period as may be agreed by the Trustee), which notice shall set forth the amount of the Special Interest to be paid by the Company (but the failure to provide such notice shall not effect the Company’s obligation to pay such Special Interest when due).  The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether any Special Interest is payable or the amount thereof.

Section 4.02     Maintenance of Office or Agency.

The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 4.2 of the Base Indenture.

Section 4.03    Reports.

(a)   Whether or not required by the SEC’s rules and regulations, so long as any Notes are outstanding, the Company shall furnish to Holders, within the time periods (including any extensions thereof) specified in the SEC’s rules and regulations:

(1)   all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2)   all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.  Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s independent registered public accounting firm.  In addition, the Company shall file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing).  To the extent such filings are made, the reports shall be deemed to be furnished to the Trustee and Holders of Notes.

If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in this Section 4.03(a) with the SEC within the time periods specified above unless the SEC will not accept such a filing.  The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept any such filings.  If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company shall post the reports referred to in this Section 4.03(a) on its website within the time periods that would apply if the Company were required to file those reports with the SEC.  The Company shall at all times comply with TIA § 314(a).

(b)   In addition, the Company and the Guarantors agree that, for so long as any Notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the Commission, they shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04     Compliance Certificate.

(a)   The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in the Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of the Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.  The Company’s fiscal year ends December 31st.

(b)   So long as any of the Notes are outstanding, the Company shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05     Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06     Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Company and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07     Restricted Payments.

(a)   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

(2)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

(3)           make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or any Subsidiary Guarantee of the Notes (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except (a) a payment of interest or principal at the Stated Maturity thereof or (b) a payment, purchase, redemption, defeasance, acquisition or retirement of any subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case due within one year of the date of payment, purchase, redemption, defeasance, acquisition or retirement; or

(4)           make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)   no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(2)   on a pro forma basis after giving effect to such Restricted Payment and any transaction related thereto, the Debt to Cash Flow Ratio would not have exceeded 5.75 to 1.00; and

(3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Original Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9), (10), and (11) of Section 4.07(b) hereof), is less than the sum, without duplication, of:

(A)          Consolidated Cash Flow of the Company, minus 140% of Consolidated Interest Expense of the Company, in each case for the period (taken as one accounting period) March 31, 2009 to the end of the Company’s most recently ended fiscal quarter for which financial statements are publicly available at the time of such Restricted Payment, plus

(B)           100% of the fair market value of any property or assets and the aggregate net cash proceeds, in each case received by the Company or any of its Restricted Subsidiaries since the Original Issue Date in exchange for Qualifying Equity Interests or from the issue or sale of Qualifying Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Qualifying Equity Interests (other than Qualifying Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

(C)           to the extent that any Restricted Investment that was made after February 2, 2006 is sold for cash or otherwise liquidated or repaid for cash after the Original Issue Date, the cash return with respect to such Restricted Investment (less the cost of disposition, if any) to the extent not already included in the Consolidated Cash Flow of the Company since the Original Issue Date, plus

(D)          100% of any cash received by the Company or a Restricted Subsidiary after the Original Issue Date from an Unrestricted Subsidiary, to the extent that such cash was not otherwise included in Consolidated Cash Flow of the Company for such period, plus

(E)           to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the Original Issue Date, the fair market value of the Company’s Investment in such Subsidiary as of the date of such redesignation.

(b)   The provisions of Section 4.07(a) hereof shall not prohibit:

(1)   the payment of any dividend within 90 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Supplemental Indenture;

(2)   so long as no Default has occurred and is continuing or would be caused thereby, the making of any Restricted Payment in exchange for, or out of the aggregate proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the contribution of equity capital (unless such contribution would constitute Disqualified Stock) to the Company; provided that the amount of any such proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3)   so long as no Default has occurred and is continuing or would be caused thereby, the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guarantee with the proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)   the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(5)   so long as no Default has occurred and is continuing or would be caused thereby, (a) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, severance agreement, shareholders’ agreement or similar agreement, employee benefit plan or (b) the cancellation of Indebtedness owing to the Company or any of its Restricted Subsidiaries from any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company or any of its Restricted Subsidiaries; provided that the aggregate price paid for the actions in clause (a) may not exceed $10.0 million in any twelve-month period (with unused amounts in any period being carried over to succeeding periods) and may not exceed $50.0 million in the aggregate since the Issue Date; provided further that (i) such amount in any calendar year may be increased by the cash proceeds of “key man” life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date less any amount previously applied to the making of Restricted Payments pursuant to this clause (5) since the Issue Date and (ii) cancellation of the Indebtedness owing to the Company from employees, officers, directors and consultants of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company from such Persons shall be permitted under this clause (5) as if it were a repurchase, redemption, acquisition or retirement for value subject hereto;

(6)   the repurchase of Equity Interests in connection with the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options and the repurchases of Equity Interests in connection with the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;

(7)   so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of (a) preferred stock outstanding on the Issue Date, (b) Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the terms of this Supplemental Indenture, the 2019 Senior Notes and the Existing Senior Notes or (c) preferred stock issued on or after the Issue Date in accordance with the terms of this Supplemental Indenture, the 2019 Senior Notes and the Existing Senior Notes or, in the event that any of the instruments described in (a) through (c) above have been converted into or exchanged for Qualifying Equity Interests, other Restricted Payments in an amount no greater than and with timing of such payments not earlier than the dividends that would have otherwise been payable on such instruments.

(8)   payments to holders of the Company’s Capital Stock in lieu of the issuance of fractional shares of its Capital Stock;

(9)   the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of Capital Stock of the Company pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights is not for the purpose of evading the limitations of this covenant (all as determined in good faith by a senior financial officer of the Company);

(10) so long as no Default has occurred and is continuing or would be caused thereby, upon the occurrence of a Change of Control Triggering Event or Asset Sale and after the completion of the offer to repurchase the Notes as described in Sections 4.10 and 4.14 hereof (including the purchase of all Notes tendered), any purchase, defeasance, retirement, redemption or other acquisition of Indebtedness that is contractually subordinated to the Notes or any Subsidiary Guarantee required under the terms of such Indebtedness, or any Disqualified Stock, with, in the case of an Asset Sale, Net Proceeds, as a result of such Change of Control Triggering Event or Asset Sale; and

(11) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments since the Issue Date in an aggregate amount not to exceed the sum of (a) the amount available as of the Issue Date for Restricted Payments under Section 4.07(b)(12) of the Existing Indenture.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The fair market value of any assets or securities that are required to be valued by this covenant will be determined by a senior financial officer of the Company whose certification with respect thereto will be delivered to the Trustee.

Section 4.08     Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)   The Company shall not, and shall not permit any of its Restricted Subsidiaries (other than Excluded Subsidiaries) to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (other than an Excluded Subsidiary) to:

(1)   pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries (other than Excluded Subsidiaries), or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries (other than Excluded Subsidiaries);

(2)   make loans or advances to the Company or any of its Restricted Subsidiaries (other than Excluded Subsidiaries); or

(3)   transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries (other than Excluded Subsidiaries).

(b)   The restrictions in Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

(1)   the Credit Agreement and other agreements governing Existing Indebtedness on the Issue Date;

(2)   this Supplemental Indenture, the Notes, and the Subsidiary Guarantees (including the Exchange Notes and related Subsidiary Guarantees);

(3)   applicable law, rule, regulation or order;

(4)   customary non-assignment provisions in contracts, agreements, leases, permits and licenses;

(5)   purchase money obligations for property acquired and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(6)   any agreement for the sale or other disposition of the stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(7)   Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(8)   Liens permitted to be incurred under Section 4.12 hereof and associated agreements that limit the right of the debtor to dispose of the assets subject to such Liens;

(9)   provisions limiting the disposition or distribution of assets or property in joint venture, partnership, membership, stockholder and limited liability company agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, including owners’, participation or similar agreements governing projects owned through an undivided interest, which limitation is applicable only to the assets that are the subject of such agreements;

(10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in connection with a Permitted Business;

(11) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or similar agreement to which the Company or any

Restricted Subsidiary of the Company is a party entered into in connection with a Permitted Business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of that agreement, the payment rights arising thereunder and/or the proceeds thereof and not to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

(12) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Supplemental Indenture to be incurred;

(13) Indebtedness of a Restricted Subsidiary of the Company existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company;

(14) with respect only to Section 4.08(a)(3) hereof, restrictions encumbering property at the time such property was acquired by the Company or any of its Restricted Subsidiaries, so long as such restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

(15) provisions limiting the disposition or distribution of assets or property in agreements governing Non-Recourse Debt, which limitation is applicable only to the assets that are the subject of such agreements; and

(16) any encumbrance or restrictions of the type referred to in clauses (1), (2) and (3) of Section 4.08(a) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of a senior financial officer of the Company, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewals, increase, supplement, refunding, replacement or refinancing.

Section 4.09     Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are publicly available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness (including Acquired Debt) had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)   The provisions of Section 4.09(a) shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)   the incurrence by the Company and PMI (and the guarantee thereof by the Guarantors) of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder, not to exceed $6.0 billion less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date with the Net Proceeds of Asset Sales (other than Excluded Proceeds) and less, without duplication, the aggregate amount of all repayments or commitment reductions with respect to any revolving credit borrowings under a Credit Facility that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date as a result of the application of the Net Proceeds of Asset Sales (other than Excluded Proceeds), in each case in accordance with Section 4.10 hereof (excluding temporary reductions in revolving credit borrowings as contemplated by that covenant);

(2)   the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(3)   the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Subsidiary Guarantees to be issued on the Issue Date and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement;

(4)   the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement or lease of property (real or personal), plant or equipment used or useful in the business of the Company or any of its Restricted Subsidiaries or incurred within 180 days thereafter, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed at any time outstanding 5.0% of Total Assets;

(5)   the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by this Supplemental Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (3), (4), (5), (15), (16), (17), (18), (19) and (21) of this paragraph;

(6)   the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A)          if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Guarantor; and

(B)           (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company;

will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)   the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(A)          any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(B)           any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company;

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)   the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

(9)   the guarantee by (i) the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor that was permitted to be incurred by another provision of this covenant; (ii) any of the Excluded Project Subsidiaries of Indebtedness of any other Excluded Project Subsidiary; and (iii) any of the Excluded Foreign Subsidiaries of Indebtedness of any other Excluded Foreign Subsidiary; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

(10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) inadvertently drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is covered within five business days;

(11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of (i) workers’ compensation claims, self-insurance obligations, bankers’ acceptance and (ii) performance and surety bonds provided by the Company or a Restricted Subsidiary in the ordinary course of business;

(12) the incurrence of Non-Recourse Debt by any Excluded Project Subsidiary;

(13) the incurrence of Indebtedness that may be deemed to arise as a result of agreements of the Company or any Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or any similar obligations, in each case, incurred in connection with the disposition of any business, assets or Equity Interests of any Subsidiary; provided that the aggregate maximum liability associated with such provisions may not exceed the gross proceeds (including non-cash proceeds) of such disposition;

(14) the incurrence by the Company or any Restricted Subsidiary of the Company of Indebtedness represented by letters of credit, guarantees or other similar instruments supporting Hedging Obligations of the Company or any of its Restricted Subsidiaries (other than Excluded Subsidiaries) permitted to be incurred by this Supplemental Indenture;

(15) Indebtedness, Disqualified Stock or preferred stock of Persons or assets that are acquired by the Company or any Restricted Subsidiary of the Company or merged into the Company or a Restricted Subsidiary of the Company in accordance with the terms of this Supplemental Indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; and provided further that after giving effect to such acquisition or merger, either:

(A) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of Section 4.09(a) hereof; or

(B) the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition or merger;

(16) Environmental CapEx Debt; provided, that prior to the incurrence of any Environmental CapEx Debt, the Company shall deliver to the Trustee an Officers’ Certificate designating such Indebtedness as Environmental CapEx Debt;

(17) Indebtedness incurred to finance Necessary Capital Expenditures; provided, that prior to the incurrence of any Indebtedness to finance Necessary Capital Expenditures, the Company shall deliver to the Trustee an Officers’ Certificate designating such Indebtedness as Necessary CapEx Debt;

(18) Indebtedness of the Company or any Restricted Subsidiary of the Company consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(19) the incurrence by the Company or any of its Restricted Subsidiaries of Contribution Indebtedness;

(20) the incurrence by the Company and/or any of its Restricted Subsidiaries of Indebtedness that constitutes a Permitted Tax Lease; and

(21) the incurrence by the Company and/or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (21), not to exceed $1.0 billion.

The Company shall not, and shall not permit any Guarantor to, incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or that Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Subsidiary Guarantee on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (21) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09.  Indebtedness under the Credit Agreement outstanding on the Issue Date will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) above.  The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced.

The amount of any Indebtedness outstanding as of any date will be:

(1)     the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)     the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)     in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)          the fair market value of such asset at the date of determination, and

(B)           the amount of the Indebtedness of the other Person;

provided that any changes in any of the above shall not give rise to a default under this Section 4.09.

Section 4.10     Asset Sales.

(a)   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)   the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)   at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash.  For purposes of this provision, each of the following will be deemed to be cash:

(A)          any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

(B)           any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the receipt of such securities, notes or other obligations, to the extent of the cash received in that conversion;

(C)           any stock or assets of the kind referred to in clauses (4) or (6) of the next paragraph of this Section 4.10; and

(D)          any Designated Noncash Consideration received by the Company or any Restricted Subsidiary of the Company in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to Section 4.10(a)(2)(D) of the Existing Indenture since the Original Issue Date that is at the time outstanding, not to exceed the greater of (x) $500.0 million or (y) 2.5% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b)   Within 365 days after the receipt of any Net Proceeds from an Asset Sale, other than Excluded Proceeds, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds or, at its option, enter into a binding commitment to apply such Net Proceeds within the 365-day period following the date of such commitment (an “Acceptable Commitment”):

(1)           to repay Indebtedness and other Obligations under a Credit Facility and, if such Indebtedness is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2)           in the case of a sale of assets pledged to secured Indebtedness (including Capital Lease Obligations), to repay the Indebtedness secured by those assets;

(3)           in the case of an Asset Sale by a Restricted Subsidiary that is not a Guarantor, to repay Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness owed to the Company or another Restricted Subsidiary of the Company);

(4)           to acquire all or substantially all of the assets of, or any Capital Stock of, another Person engaged primarily in a Permitted Business, if, after giving effect to any such acquisition of Capital Stock, such Person is or becomes a Restricted Subsidiary of the Company and a Guarantor;

(5)           to make a capital expenditure;

(6)           to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(7)           any combination of the foregoing.

Pending the final application of such Net Proceeds in accordance with this Section 4.10 and notwithstanding clause (1) above, the Company may temporarily reduce revolving credit borrowings or otherwise use the Net Proceeds in any manner that is not prohibited by this Supplemental Indenture.

(c)   Notwithstanding the preceding paragraph, in the event that regulatory approval is necessary for an asset or investment, or construction, repair or restoration of any asset or investment has commenced, then the Company or any Restricted Subsidiary shall have an additional 365 days to apply the Net Proceeds from such Asset Sale in accordance with the preceding paragraph.

Any Acceptable Commitment that is later canceled or terminated for any reason before such Net Proceeds are so applied shall be treated as a permitted application of the Net Proceeds if the Company or such Restricted Subsidiary enters into another Acceptable Commitment within the later of (a) nine months of such cancellation or termination or (b) the end of the initial 365-day period.

(d)   Any Net Proceeds from Asset Sales (other than Excluded Proceeds) that are not applied or invested as provided in this Section 4.10 shall constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $100.0 million, or at such earlier date as may be selected by the Company, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness (including Indebtedness evidenced by the 2019 Senior Notes and the Existing Senior Notes) that is pari passu with the Notes containing provisions similar to those set forth in this Supplemental Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds (an “Asset Sale Offer”).  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Supplemental Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(e)   The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.10 hereof, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Sections 3.09 and 4.10 hereof by virtue of such compliance.

Section 4.11     Transactions with Affiliates.

(a)   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments in excess of $10.0 million, unless, unless:

(1)   the Affiliate Transaction is on terms that are no less favorable to the Company (as reasonably determined by the Company) or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)   the Company delivers to the Trustee:

(A)          with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $75.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(B)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $150.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.

(b)   The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

(1)   any employment agreement or director’s engagement agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries or approved by a Responsible Officer of the Company in good faith;

(2)   transactions between or among the Company and/or its Restricted Subsidiaries;

(3)   transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)   payment of directors’ fees;

(5)   any issuance of Equity Interests (other than Disqualified Stock) of the Company or its Restricted Subsidiaries;

(6)   Restricted Payments that do not violate the provisions of Section 4.07 hereof;

(7)   any agreement in effect as of the Issue Date or any amendment thereto or replacement thereof and any transaction contemplated thereby or permitted thereunder, so long as any such amendment or replacement agreement taken as a whole is not more disadvantageous to the Holders than the original agreement as in effect on the Issue Date;

(8)   payments or advances to employees or consultants that are incurred in the ordinary course of business or that are approved by a Responsible Officer of the Company in good faith;

(9)   the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement are not otherwise more disadvantageous to the Holders of the Notes in any material respect;

(10) transactions permitted by, and complying with, the provisions of Section 5.01 hereof;

(11) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services (including pursuant to joint venture agreements) in compliance with the terms of this Supplemental Indenture that are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of a senior financial officer of the Company, or are on terms not materially less favorable taken as a whole as might reasonably have been obtained at such time from an unaffiliated party;

(12) any repurchase, redemption or other retirement of Capital Stock of the Company held by employees of the Company or any of its Subsidiaries;

(13) loans or advances to employees or consultants;

(14) any Permitted Investment in another Person involved in a Permitted Business;

(15) transactions in which the Company or any Restricted Subsidiary of the Company, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph;

(16) the issuance of any letters of credit to support obligations of any Excluded Subsidiary;

(17) transactions between or among Excluded Subsidiaries, and any Guarantee, guarantee and/or other credit support provided by the Company and/or any Restricted Subsidiary in respect of any Subsidiary or any Minority Investment so long as all holders of Equity Interests in such Subsidiary or Minority Investment (including the Company or any Restricted Subsidiary, as applicable) shall participate directly or indirectly in such applicable Guarantee, guarantee and/or other credit support or shall provide a commitment in respect of any related obligation, in each case, on a pro rata basis relative to their Equity Interests in such Minority Investment; provided that any such transaction shall be fair and reasonable and beneficial to the Company and its Restricted Subsidiaries (taken as a whole) and consistent with Prudent Industry Practice;

(18) transactions relating to management, marketing, administrative or technical services between the Company and its Restricted Subsidiaries, or between Restricted Subsidiaries;

(19) any tax sharing agreement between or among the Company and its Subsidiaries so long as such tax sharing agreement is on fair and reasonable terms with respect to each participant therein; and

(20) any agreement to do any of the foregoing.

Section 4.12     Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness or Attributable Debt upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Supplemental and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Section 4.13     Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)   its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2)   the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if (a) the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes and (b) if a Subsidiary is to be dissolved, such Subsidiary has no assets.

Section 4.14     Offer to Repurchase Upon Change of Control Triggering Event.

(a)   Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes shall have the right to require the Company to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest on the Notes, if any, to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).  Within 30 days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1)   that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment;

(2)   the purchase price and the purchase date, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)   that any Note not tendered will continue to accrue interest;

(4)   that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)   that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)   that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)   that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance.

(b)   On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)   accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)   deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)   deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent shall promptly distribute to each Holder of Notes properly tendered the Change of Control Payment for the Notes, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.  The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)   The provisions described in Sections 4.14(a) and (b) shall apply whether or not other provisions of this Supplemental Indenture are applicable.  Except as described in Sections 4.14(a) and (b) hereof, Holders of Notes shall not be permitted to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

(d)   Notwithstanding anything to the contrary in this Section 4.14, the Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.  A Change of Control Offer may be made in advance of a Change of Control Triggering Event, with the obligation to pay and the timing of payment conditioned upon the occurrence of a Change of Control Triggering Event, if a definitive agreement to effect a Change of Control is in place at the time the Change of Control Offer is made.

Section 4.15     Limitation on Sale and Leaseback Transactions.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction (other than a Permitted Tax Lease, which shall not be restricted by this Section 4.15); provided that the Company or any Guarantor may enter into a sale and leaseback transaction if:

(1)   the Company or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the provisions of Section 4.09 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to the provisions of Section 4.12 hereof;

(2)   the gross proceeds of that sale and leaseback transaction are at least equal to the fair market value of the property that is the subject of that sale and leaseback transaction, as determined in good faith by a senior financial officer of the Company; and

(3)   if such sale and leaseback transaction constitutes an Asset Sale, the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the provisions of Section 4.10 hereof.

Section 4.16     Payments for Consent.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent under or waiver or amendment of any of the terms or provisions of the Indenture, the Notes or any Subsidiary Guarantee unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. Notwithstanding the foregoing, in any offer or payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes or any Subsidiary Guarantee in connection with an exchange offer, the Company and any of its Restricted Subsidiaries may exclude (i) Holders or Beneficial Owners that are not institutional “accredited investors” as defined in subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and (ii) Holders or Beneficial Owners in any jurisdiction (other than the United States) where the inclusion of such Holders or Beneficial Owners would require the Company or any such Restricted Subsidiary to comply with the registration requirements or other similar requirements under any securities laws of such jurisdiction, or the solicitation of such consent, waiver or amendment from, or the granting of such consent or waiver, or the approval of such amendment by, Holders or Beneficial Owners in such jurisdiction would be unlawful, in each case as determined by the Company in its sole discretion.

Section 4.17     Additional Subsidiary Guarantees.

If,

(1)   the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than an Excluded Subsidiary or a Domestic Subsidiary that does not Guarantee any other Indebtedness of the Company) after the Issue Date,

(2)   any Excluded Subsidiary that is a Domestic Subsidiary ceases to be an Excluded Subsidiary after the Issue Date, or

(3)   any Domestic Subsidiary that does not Guarantee any other Indebtedness of the Company subsequently Guarantees other Indebtedness of the Company,

then such newly acquired or created Domestic Subsidiary, former Excluded Subsidiary or Domestic Subsidiary that subsequently Guarantees other Indebtedness of the Company, as the case may be, will become a Guarantor and execute a supplemental indenture in the form attached hereto as Exhibit C and deliver an Opinion of Counsel satisfactory to the Trustee within 30 business days of the date on which it was acquired or created or ceased to be an Excluded Subsidiary or Guaranteed other Indebtedness of the Company, as the case may be.

Section 4.18     Designation of Restricted, Unrestricted and Excluded Project Subsidiaries.

The Company may designate, by a certificate executed by a Responsible Officer of the Company, any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the provisions of Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  A Responsible Officer of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

The Company may designate, by a certificate executed by a Responsible Officer of the Company, any Restricted Subsidiary to be an Excluded Project Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary that is not an Excluded Project Subsidiary is designated as an Excluded Project Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Excluded Project Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the provisions of Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Excluded Project Subsidiary.  A Responsible Officer of the Company may redesignate any Excluded Project Subsidiary to be a Restricted Subsidiary that is not an Excluded Project Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary or Excluded Project Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof.  If, at any time, any Unrestricted Subsidiary or Excluded Project Subsidiary should fail to meet the preceding requirements as, respectively, an Unrestricted Subsidiary or Excluded Project Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary or Excluded Project Subsidiary for the purposes of this Supplement Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary or an Excluded Project Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant.  The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary or Excluded Project Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary or Excluded Project Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09(a) hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.19     Changes in Covenants When Notes Rated Investment Grade.

If on any date following the Issue Date:

(1)           the rating assigned to the Notes by each of S&P and Moody’s is an Investment Grade Rating; and

(2)           no Default or Event of Default shall have occurred and be continuing, then, beginning on that day and subject to the provisions of the following two paragraphs, the covenants specifically listed under the following Sections of this Supplemental Indenture will be suspended as to the Notes:

(a)           Section 4.07 hereof;

(b)           Section 4.08 hereof;

(c)           Section 4.09 hereof;

(d)           Section 4.10 hereof;

(e)           Section 4.11 hereof;

(f)            Section 4.18 hereof; and

(g)                                 clause (4) of Section 5.01 hereof.

Clauses (a) through (g) above are collectively referred to as the “Suspended Covenants.”

During any period that the foregoing covenants have been suspended, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries or Excluded Project Subsidiaries pursuant to Section 4.18 hereof, the second paragraph of the definition of Unrestricted Subsidiary, or the definition of Excluded Project Subsidiary, unless it could do so if the foregoing covenants were in effect.

If at any time the Notes are downgraded from an Investment Grade Rating by either S&P or Moody’s, the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended and be applicable pursuant to the terms of this Supplemental Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the indenture), unless and until the Notes subsequently attain an Investment Grade Rating from each of S&P and Moody’s (in which event the Suspended Covenants will again be suspended for such time that the Notes maintain an Investment Grade Rating from each of S&P and Moody’s); provided, however, that no Default, Event of Default or breach of any kind will be deemed to exist under the Base Indenture, this Supplemental Indenture, the Notes or the Subsidiary Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries will bear any liability under this Supplemental Indenture, the Notes or the Subsidiary Guarantees with respect to the Suspended Covenants for, any actions taken or events occurring after the Notes attain an Investment Grade Rating from each of S&P and Moody’s and before any reinstatement of the Suspended Covenants as provided above, or any actions taken at any time pursuant to any contractual obligation arising prior to the reinstatement, regardless of whether those actions or events would have been permitted if the applicable Suspended Covenant had remained in effect during such period.

ARTICLE 5.
SUCCESSORS

Section 5.01                                                   Merger, Consolidation or Sale of Assets.

The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)          either:

(A)      the Company is the surviving corporation; or

(B)        the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if the Person is a partnership or limited liability company, then a corporation wholly-owned by such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia that does not and will not have any material assets or operations shall become a co-issuer of the Notes pursuant to a supplemental indenture executed by the Trustee;

(2)          the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, the registration rights agreement and the Indenture pursuant to supplemental indentures or other documents and agreements reasonably satisfactory to the Trustee;

(3)          immediately after such transaction, no Default or Event of Default exists; and

(4)          (i) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the provisions of Section 4.09(a) hereof; or (ii) the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) is greater after giving pro forma effect to such consolidation or merger and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period than the Company’s actual Fixed Charge Coverage Ratio for the period.

In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

This Section 5.01 shall not apply to:

(1)                a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or forming a direct holding company of the Company; and

(2)                any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries, including by way of merger or consolidation.

Section 5.02                                                   Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of the Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under the Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, interest, premium on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6.
DEFAULTS AND REMEDIES

Section 6.01                                                   Events of Default.

Each of the following is an “Event of Default”:

(1)          default for 30 days in the payment when due of interest on the Notes;

(2)          default in payment when due of the principal of, or premium, if any, on the Notes;

(3)          failure by the Company or any of its Restricted Subsidiaries for 45 days after written notice given by the Trustee or Holders, to comply with any of the other agreements in this Supplemental Indenture;

(4)          default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

(A)                              is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)                                results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $150.0 million or more; provided that this clause (4) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to a Person that is not an Affiliate of the Company; (ii) Non-Recourse Debt of NRG Peaker Finance Company LLC; and (iii) Non-Recourse Debt of the Company or any of its Subsidiaries (except to the extent that the Company or any of its Restricted Subsidiaries that are not parties to such Non-Recourse Debt becomes directly or indirectly liable, including pursuant to any contingent obligation, for any such Non-Recourse Debt and such liability, individually or in the aggregate, exceeds $150.0 million);

(5)          one or more judgments for the payment of money in an aggregate amount in excess of $150.0 million (excluding therefrom any amount reasonably expected to be covered by insurance) shall be rendered against the Company, any Restricted Subsidiary of the Company that is not an Excluded Project Subsidiary or any combination thereof and the same shall not have been paid, discharged or stayed for a period of 60 days after such judgment became final and non-appealable;

(6)          except as permitted by this Supplemental Indenture, any Subsidiary Guarantee shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (or any group of Guarantors) that constitutes a Significant Subsidiary, or any Person acting on behalf of any Guarantor (or any group of Guarantors) that constitutes a Significant Subsidiary, shall deny or disaffirm its or their obligations under its or their Subsidiary Guarantee(s);

(7)          the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)                              commences a voluntary case,

(B)                                consents to the entry of an order for relief against it in an involuntary case,

(C)                                consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)                               makes a general assignment for the benefit of its creditors, or

(E)                                 generally is not paying its debts as they become due;

(8)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                              is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B)                                appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(C)                                orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02                                                   Acceleration.

In the case of an Event of Default specified in Section 6.01(7) or (8) hereof, with respect to the Company, any Restricted Subsidiary (other than the Exempt Subsidiaries) that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all Notes that are outstanding will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of all Notes that are outstanding may declare all the Notes to be due and payable immediately.

Section 6.03                                                   Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.04                                                   Control by Majority.

Subject to certain limitations, Holders of a majority in principal amount of the Notes that are then outstanding may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

Section 6.05                                                   Limitations on Suits.

Subject to the provisions of this Supplemental Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Supplemental Indenture at the request or direction of any holders of Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense.  Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to this Supplemental Indenture or the Notes unless:

(1)          such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)          Holders of at least 25% in aggregate principal amount of the Notes that are then outstanding have requested the Trustee to pursue the remedy;

(3)          such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense it may incur;

(4)          the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)          Holders of a majority in aggregate principal amount of the Notes that are then outstanding have not given the Trustee a direction inconsistent with such request within such 60-day period.

Section 6.06                                                   Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.07             Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:                                     to the Trustee, its agents and attorneys for amounts due under Section 7.01 hereof and Section 7.7 of the Base Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:                       to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:                                 to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.07.

ARTICLE 7.
TRUSTEE’S COMPENSATION AND INDEMNITY

Section 7.01                                                   Compensation and Indemnity.

(a)          The Company and Guarantors, jointly and severally, shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Supplemental Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Company and Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)         The Company and the Guarantors, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Supplemental Indenture and the Subsidiary Guarantees including the costs and expenses of enforcing this Supplemental  Indenture and the Subsidiary Guarantees against the Company and the Guarantors (including this Section 7.01) and defending itself against any claim (whether asserted by the Company, the Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith or willful misconduct.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company or any of the Guarantors of their obligations hereunder.  The Company or such Guarantor shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company and/or Guarantors shall pay the reasonable fees and expenses of such counsel.  Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c)          The obligations of the Company and the Guarantors under this Section 7.01 will survive the satisfaction and discharge of this Supplemental Indenture.

(d)         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) and (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(e)          The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

(f)            The Company’s and Guarantors’ obligations under this Section 7.01 shall survive the resignation or removal of the Trustee, any termination of this Supplemental Indenture, including any termination or rejection of this Supplemental Indenture in any insolvency or similar proceeding and the repayment of all the Notes.

ARTICLE 8.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                                                   Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02                                                   Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of the Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and this Supplemental Indenture and, to the extent applicable, the Base Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)          the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, and on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)          the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3)          the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and under the Base Indenture, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)          this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03                                                   Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, 4.18 and 4.19 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of the Indenture and such Notes and Subsidiary Guarantees shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) and 6.01(4) hereof shall not constitute Events of Default.

Section 8.04                                                   Conditions to Legal or Covenant Defeasance.

(a)          In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)          the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium on the Notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)          in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the holders of the Notes that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)          in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the holders of the

Notes that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)          no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)          such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Supplemental Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)          the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7)          the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05                                                   Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                                                   Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07                                                   Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under the Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                                                   Without Consent of Holders of Notes.

Notwithstanding Article IX of the Base Indenture and Section 9.02 of this Supplemental Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Supplemental Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder of Notes:

(1)          to cure any ambiguity, defect or inconsistency;

(2)          to provide for uncertificated notes in addition to or in place of certificated notes;

(3)          to provide for the assumption of the Company’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;

(4)          to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Supplemental Indenture of any such Holder;

(5)          to comply with requirements of the SEC in order to effect or maintain the qualification of this Supplemental Indenture under the Trust Indenture Act;

(6)          to conform the text of this Supplemental Indenture or the Notes to any provision of the “Description of the Notes” section of the Company’s Offering Memorandum, relating to the initial offering of the Notes, to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of this Supplemental Indenture or the Notes;

(7)          to evidence and provide for the acceptance and appointment under this Supplemental Indenture of a successor Trustee pursuant to the requirements thereof;

(8)          to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Supplemental Indenture as of the date hereof; or

(9)          to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.2 of the Base Indenture the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under the Indenture or otherwise.

Section 9.02                                                   With Consent of Holders of Notes.

(a)          Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Fifty-First Supplemental Indenture (including, without limitation, Sections 3.09, 4.10 and 4.14 hereof), the Subsidiary Guarantees and the Notes with the consent of the Holders of at least a majority in principal aggregate amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Section 6.04 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Supplemental Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal aggregate amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

Section 2.9 of the Base Indenture shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 of the Base Indenture and Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Subject to Section 6.04 hereof and Section 8.2 of the Base Indenture, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Supplemental Indenture or the Notes or the Subsidiary Guarantees.  However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)                reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(2)                reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described in Sections 3.09,  4.10 or 4.14 hereof);

(3)                reduce the rate of or change the time for payment of interest on any Note;

(4)                waive a Default or Event of Default in the payment of principal of, or interest or premium on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5)                make any Note payable in currency other than that stated in the Notes;

(6)                make any change in the provisions of this Supplemental Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium on the Notes;

(7)                waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described in Sections 3.09, 4.10 or 4.14 hereof); or

(8)                make any change in Section 9.02 hereof or Section 9.2 of the Base Indenture, as to the Notes, or in the foregoing amendment and waiver provisions.

(b)         Other than as expressly provided in Section 9.02 above, the Base Indenture may only be amended, supplemented or otherwise modified as and to the extent provided in the Base Indenture.

Section 9.03                                                   Compliance with Trust Indenture Act.

Every amendment or supplement to this Supplemental Indenture or the Notes will be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04                                                   Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05                                                   Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                                                   Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.1 of the Base Indenture) will be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by the Indenture.

ARTICLE 10.
SUBSIDIARY GUARANTEES

Section 10.01                                             Guarantee.

(a)          Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)          the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)          in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)         The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(c)          If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)         Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 10.02                                             Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03                                             Execution and Delivery of Subsidiary Guarantee.

To evidence its Subsidiary Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit B hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Supplemental Indenture shall be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

If an Officer whose signature is on this Supplemental Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Guarantors.

In the event that the Company creates or acquires any Domestic Subsidiary after the Issue Date, if required by Section 4.17 hereof, the Company shall cause such Domestic Subsidiary to comply with the provisions of Section 4.17 hereof and this Article 10, to the extent applicable.

Section 10.04                                             Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)          immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)          either:

(a)          subject to Section 10.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Supplemental Indenture, the Registration Rights Agreement and its Subsidiary Guarantee pursuant to supplemental agreements reasonably satisfactory to the Trustee;

(b)         the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Supplemental Indenture, including without limitation, Section 4.10 hereof; or

(c)          immediately after giving effect to that transaction, such Person qualifies as an Excluded Subsidiary.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Supplemental Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the

Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Supplemental Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Supplemental Indenture as though all of such Subsidiary Guarantees had been issued on the Issue Date.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Supplemental Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05                                             Releases.

(a)          The Subsidiary Guarantee of a Guarantor shall be released automatically:

(1)                                  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the provisions of Section 4.10 hereof;

(2)                                  in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if (a) the sale or other disposition does not violate the provisions of Section 4.10 hereof and (b) following such sale or other disposition, that Guarantor is not a direct or indirect Subsidiary of the Company;

(3)                                  if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Supplemental Indenture;

(4)                                  the date that any Subsidiary that is not an Excluded Subsidiary becomes an Excluded Subsidiary;

(5)                                  upon defeasance or satisfaction and discharge of the Notes as provided in Sections 8.01, 8.02, 8.03, 8.04 and 11.01 hereof;

(6)                                  upon the dissolution of a Guarantor that is permitted under this Supplemental Indenture; or

(7)                                  otherwise with respect to the Guarantee of any Guarantor, upon:

(A)                              the prior consent of Holders of at least a majority in aggregate principal amount of the Notes then outstanding;

(B)                                the consent of requisite lenders under the Credit Agreement (as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time) to the release of such Guarantor’s Guarantee of all Obligations under the Credit Agreement; or

(C)                                the contemporaneous release of such Guarantor’s Guarantee of all Obligations under the Credit Agreement (as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time).

(b)         The Subsidiary Guarantee of a Guarantor shall be released with respect to the Notes automatically upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Supplemental Indenture pursuant to Articles 8 and 11 hereof.

(c)          Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the action or event giving rise to the applicable release has occurred or was made by the Company in accordance with the provisions of this Supplemental Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

(d)         Any Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under the Indenture as provided in this Article 10.

ARTICLE 11.
SATISFACTION AND DISCHARGE

Section 11.01                                             Satisfaction and Discharge.

This Supplemental Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)          either:

(a)          all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b)         all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the distribution of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)          no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)          the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Supplemental Indenture; and

(4)          the Company has delivered irrevocable instructions to the Trustee under this Supplemental Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Supplemental Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Section 11.02 hereof and Section 8.06 hereof will survive.  In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.01 hereof and Section 7.7 of the Base Indenture, that, by their terms, survive the satisfaction and discharge of this Supplemental Indenture.

Section 11.02                                             Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12.
MISCELLANEOUS

Section 12.01                                             Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties will control.

Section 12.02                                             Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

NRG Energy, Inc.
211 Carnegie Place
Princeton, NJ 08540
Telecopier No.: (609) 524-4501
Attention: General Counsel

With a copy to:
Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL  60654
Telecopier No.:  (312) 862-2200
Attention:  Gerald T. Nowak, Esq.

If to the Trustee:
Law Debenture Trust Company of New York
400 Madison Avenue, Suite 4D
New York, NY 10017
Telecopier No.:  (212) 750-1361
Attention: Corporate Trust Department

The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03                                             Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under the Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04                                             No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Supplemental Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.05                                             Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.06                                             No Adverse Interpretation of Other Agreements.

This Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 12.07                                             Successors.

All agreements of the Company in the Indenture and the Notes will bind its successors.  All agreements of the Trustee in the Indenture will bind its successors.  All agreements of each Guarantor in this Supplemental Indenture will bind its successors.

Section 12.08                                             Severability.

In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.09                                             Counterpart Originals.

The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.10                                             Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following pages]

Dated: May 24, 2011

NRG ENERGY, INC., as Issuer

By:	/s/ Christopher Sotos
Name: Christopher Sotos
Title: Vice President and Treasurer

GUARANTORS:

ARTHUR KILL POWER LLC
ASTORIA GAS TURBINE POWER LLC
CABRILLO POWER I LLC
CABRILLO POWER II LLC
CARBON MANAGEMENT SOLUTIONS LLC
CLEAN EDGE ENERGY LLC
CONEMAUGH POWER LLC
CONNECTICUT JET POWER LLC
COTTONWOOD DEVELOPMENT LLC
COTTONWOOD GENERATING PARTNERS I LLC
COTTONWOOD GENERATING PARTNERS II LLC
COTTONWOOD GENERATING PARTNERS III LLC
COTTONWOOD ENERGY COMPANY LP
COTTONWOOD TECHNOLOGY PARTNERS LP
DEVON POWER LLC
DUNKIRK POWER LLC
EASTERN SIERRA ENERGY COMPANY
EL SEGUNDO POWER, LLC
EL SEGUNDO POWER II LLC
ENERGY PROTECTION INSURANCE COMPANY
HUNTLEY POWER LLC
INDIAN RIVER OPERATIONS INC.
INDIAN RIVER POWER LLC
KEYSTONE POWER LLC
LANGFORD WIND POWER, LLC
LOUISIANA GENERATING LLC

[SIGNATURE PAGE TO FIFTY-FIRST SUPPLEMENTAL INDENTURE]

MERIDEN GAS TURBINES LLC
MIDDLETOWN POWER LLC
MONTVILLE POWER LLC
NEO CORPORATION
NEO FREEHOLD-GEN LLC
NEO POWER SERVICES INC.
NEW GENCO GP, LLC
NORWALK POWER LLC
NRG AFFILIATE SERVICES INC.
NRG ARTESIAN ENERGY LLC
NRG ARTHUR KILL OPERATIONS INC.
NRG ASTORIA GAS TURBINE OPERATIONS INC.
NRG BAYOU COVE LLC
NRG CABRILLO POWER OPERATIONS INC.
NRG CALIFORNIA PEAKER OPERATIONS LLC
NRG CEDAR BAYOU DEVELOPMENT COMPANY, LLC
NRG CLEANTECH INVESTMENTS LLC
NRG CONNECTICUT AFFILIATE SERVICES INC.
NRG DEVELOPMENT COMPANY INC.
NRG DEVON OPERATIONS INC.
NRG DUNKIRK OPERATIONS INC.
NRG EL SEGUNDO OPERATIONS INC.
NRG ENERGY SERVICES LLC
NRG ENERGY SERVICES GROUP LLC
NRG GENERATION HOLDINGS, INC.
NRG HUNTLEY OPERATIONS INC.
NRG ILION LP LLC
NRG INTERNATIONAL LLC
NRG MAINTENANCE SERVICES LLC
NRG MEXTRANS INC.
NRG MIDATLANTIC AFFILIATE SERVICES INC.
NRG MIDDLETOWN OPERATIONS INC.
NRG MONTVILLE OPERATIONS INC.
NRG NEW JERSEY ENERGY SALES LLC
NRG NEW ROADS HOLDINGS LLC
NRG NORTH CENTRAL OPERATIONS INC.
NRG NORTHEAST AFFILIATE SERVICES INC.

[SIGNATURE PAGE TO FIFTY-FIRST SUPPLEMENTAL INDENTURE]

NRG NORWALK HARBOR OPERATIONS INC.
NRG OPERATING SERVICES, INC.
NRG OSWEGO HARBOR POWER OPERATIONS INC.
NRG PACGEN INC.
NRG POWER MARKETING LLC
NRG ROCKFORD ACQUISITION LLC
NRG ROCKFORD EQUIPMENT LLC
NRG RETAIL LLC
NRG SAGUARO OPERATIONS INC.
NRG SERVICES CORPORATION
NRG SIMPLYSMART SOLUTIONS LLC
NRG SOUTH CENTRAL AFFILIATE SERVICES INC.
NRG SOUTH CENTRAL GENERATING LLC
NRG SOUTH CENTRAL OPERATIONS INC.
NRG TEXAS C&I SUPPLY LLC
NRG TEXAS HOLDING INC.
NRG TEXAS LLC
NRG TEXAS POWER LLC
NRG WEST COAST LLC
NRG WESTERN AFFILIATE SERVICES INC.
NRG WIND DEVELOPMENT COMPANY LLC
O’BRIEN COGENERATION, INC. II
ONSITE ENERGY, INC.
OSWEGO HARBOR POWER LLC
PENNYWISE POWER LLC
RE RETAIL RECEIVABLES, LLC
RELIANT ENERGY NORTHEAST LLC
RELIANT ENERGY POWER SUPPLY, LLC
RELIANT ENERGY RETAIL HOLDINGS, LLC
RELIANT ENERGY RETAIL SERVICES, LLC
RELIANT ENERGY TEXAS RETAIL, LLC
RERH HOLDINGS, LLC
SAGUARO POWER LLC
SOMERSET OPERATIONS INC.
SOMERSET POWER LLC
TEXAS GENCO FINANCING CORP.
TEXAS GENCO GP, LLC
TEXAS GENCO HOLDINGS, INC.
TEXAS GENCO OPERATING SERVICES, LLC

[SIGNATURE PAGE TO FIFTY-FIRST SUPPLEMENTAL INDENTURE]

VIENNA OPERATIONS INC.
VIENNA POWER LLC
WCP (GENERATION) HOLDINGS LLC
WEST COAST POWER LLC

	By:	/s/ Christopher Sotos
Name: Christopher Sotos
Title: Treasurer

Attest:

/s/ Michael R. Bramnick
Name: Michael R. Bramnick
Title: Executive Vice President and General Counsel

ELBOW CREEK WIND PROJECT LLC

	By:	/s/ Christopher Sotos
Name: Christopher Sotos
Title: Vice President and Controller

Attest:

/s/ Michael R. Bramnick
Name: Michael R. Bramnick
Title: Executive Vice President and General Counsel

[SIGNATURE PAGE TO FIFTY-FIRST SUPPLEMENTAL INDENTURE]

GCP FUNDING COMPANY, LLC

	By:	/s/ Christopher Sotos
Name: Christopher Sotos
Title: Management Board Member

Attest:

/s/ Michael R. Bramnick
Name: Michael R. Bramnick
Title: Executive Vice President and General Counsel

GREEN MOUNTAIN ENERGY COMPANY

	By:	/s/ Christopher Sotos
Name: Christopher Sotos
Title: Vice President and Treasury

Attest:

/s/ Michael R. Bramnick
Name: Michael R. Bramnick
Title: Executive Vice President and General Counsel

NRG CONSTRUCTION LLC

	By:	/s/ Rachel Smith
Name: Rachel Smith
Title: Treasurer

Attest:

/s/ Michael R. Bramnick
Name: Michael R. Bramnick
Title: Executive Vice President and General Counsel

[SIGNATURE PAGE TO FIFTY-FIRST SUPPLEMENTAL INDENTURE]

NRG ENERGY LABOR SERVICES LLC

	By:	/s/ Gaetan Frotte
Name: Gaetan Frotte
Title: Vice President and Treasurer

Attest:

/s/ Michael R. Bramnick
Name: Michael R. Bramnick
Title: Executive Vice President and General Counsel

NRG ILION LIMITED PARTNERSHIP
By: NRG Rockford Acquisition LLC,
its General Partner

	By:	/s/ Christopher Sotos
Name: Christopher Sotos
Title: Treasurer

Attest:

/s/ Michael R. Bramnick
Name: Michael R. Bramnick
Title: Executive Vice President and General Counsel

NRG SOUTH TEXAS LP
By: Texas Genco GP, LLC,
its General Partner

	By:	/s/ Christopher Sotos
Name: Christopher Sotos
Title: Treasurer

Attest:

/s/ Michael R. Bramnick
Name: Michael R. Bramnick
Title: Executive Vice President and General Counsel

[SIGNATURE PAGE TO FIFTY-FIRST SUPPLEMENTAL INDENTURE]

TEXAS GENCO LP, LLC

	By:	/s/ Christopher Sotos
Name: Christopher Sotos
Title: Management Committee Member

Attest:

/s/ Michael R. Bramnick
Name: Michael R. Bramnick
Title: Executive Vice President and General Counsel

TEXAS GENCO SERVICES, LP
By: New Genco GP, LLC,
its General Partner

	By:	/s/ Christopher Sotos
Name: Christopher Sotos
Title: Treasurer

Attest:

/s/ Michael R. Bramnick
Name: Michael R. Bramnick
Title: Executive Vice President and General Counsel

[SIGNATURE PAGE TO FIFTY-FIRST SUPPLEMENTAL INDENTURE]

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:	/s/ James D. Heaney
Name: James D. Heaney
Title: Managing Director

[SIGNATURE PAGE TO FIFTY-FIRST SUPPLEMENTAL INDENTURE]

Schedule I

SCHEDULE OF GUARANTORS

The following schedule lists each Guarantor under the Supplemental Indenture as of the Issue Date:

Arthur Kill Power LLC, a Delaware limited liability company

Astoria Gas Turbine Power LLC, a Delaware limited liability company

Cabrillo Power I LLC, a Delaware limited liability company

Cabrillo Power II LLC, a Delaware limited liability company

Carbon Management Solutions LLC, a Delaware limited liability company

Clean Edge Energy LLC, a Delaware limited liability company

Conemaugh Power LLC, a Delaware limited liability company

Connecticut Jet Power LLC, a Delaware limited liability company

Cottonwood Development LLC, a Delaware limited liability company

Cottonwood Energy Company LP, a Delaware limited liability company

Cottonwood Generating Partners I LLC, a Delaware limited liability company

Cottonwood Generating Partners II LLC, a Delaware limited liability company

Cottonwood Generating Partners III LLC, a Delaware limited liability company

Cottonwood Technology Partners LP, a Delaware limited liability company

Devon Power LLC, a Delaware limited liability company

Dunkirk Power LLC, a Delaware limited liability company

Eastern Sierra Energy Company, a California corporation

El Segundo Power, LLC, a Delaware limited liability company

El Segundo Power II LLC, a Delaware limited liability company

Elbow Creek Wind Project LLC, a Texas limited liability company

Energy Protection Insurance Company, a Vermont corporation

GCP Funding Company, LLC, a Delaware limited liability company

Green Mountain Energy Company, a Delaware corporation

Huntley Power LLC, a Delaware limited liability company

Indian River Operations Inc., a Delaware corporation

Indian River Power LLC, a Delaware limited liability company

Keystone Power LLC, a Delaware limited liability company

Langford Wind Power, LLC, a Texas limited liability company

Louisiana Generating LLC, a Delaware limited liability company

Meriden Gas Turbines LLC, a Delaware limited liability company

Middletown Power LLC, a Delaware limited liability company

Montville Power LLC, a Delaware limited liability company

NEO Corporation, a Minnesota corporation

NEO Freehold-Gen LLC, a Delaware limited liability company

NEO Power Services Inc., a Delaware corporation

New Genco GP, LLC, a Delaware limited liability company

Norwalk Power LLC, a Delaware limited liability company

NRG Affiliate Services Inc., a Delaware corporation

NRG Artesian Energy LLC, a Delaware limited liability company

NRG Arthur Kill Operations Inc., a Delaware corporation

NRG Astoria Gas Turbine Operations Inc., a Delaware corporation

NRG Bayou Cove LLC, a Delaware limited liability company

NRG Cabrillo Power Operations Inc., a Delaware corporation

NRG California Peaker Operations LLC, a Delaware limited liability company

NRG Cedar Bayou Development Company, LLC, a Delaware limited liability company

NRG CleanTech Investments LLC, a Delaware limited liability company

NRG Connecticut Affiliate Services Inc., a Delaware corporation

NRG Construction LLC, a Delaware limited liability company

NRG Development Company Inc., a Delaware corporation

NRG Devon Operations Inc., a Delaware corporation

NRG Dunkirk Operations Inc., a Delaware corporation

NRG El Segundo Operations Inc., a Delaware corporation

NRG Energy Labor Services LLC, a Delaware limited liability company

NRG Energy Services Group LLC, a Delaware limited liability company

NRG Energy Services LLC, a Delaware limited liability company

NRG Generation Holdings Inc., a Delaware corporation

NRG Huntley Operations Inc., a Delaware corporation

NRG Ilion Limited Partnership, a Delaware limited partnership

NRG Ilion LP LLC, a Delaware limited liability company

NRG International LLC, a Delaware limited liability company

NRG Maintenance Services LLC, a Delaware limited liability company

NRG Mextrans Inc., a Delaware corporation

NRG MidAtlantic Affiliate Services Inc., a Delaware corporation

NRG Middletown Operations Inc., a Delaware corporation

NRG Montville Operations Inc., a Delaware corporation

NRG New Jersey Energy Sales LLC, a Delaware limited liability company

NRG New Roads Holdings LLC, a Delaware limited liability company

NRG North Central Operations Inc., a Delaware corporation

NRG Northeast Affiliate Services Inc., a Delaware corporation

NRG Norwalk Harbor Operations Inc., a Delaware corporation

NRG Operating Services, Inc., a Delaware corporation

NRG Oswego Harbor Power Operations Inc., a Delaware corporation

NRG PacGen Inc., a Delaware corporation

NRG Power Marketing LLC, a Delaware limited liability company

NRG Retail LLC, a Delaware limited liability company

NRG Rockford Acquisition LLC, a Delaware limited liability company

NRG Rockford Equipment LLC, an Illinois limited liability company

NRG Saguaro Operations Inc., a Delaware corporation

NRG Services Corporation, a Delaware corporation

NRG SimplySmart Solutions LLC, a Delaware limited liability company

NRG South Central Affiliate Services Inc., a Delaware corporation

NRG South Central Generating LLC, a Delaware limited liability company

NRG South Central Operations Inc., a Delaware corporation

NRG South Texas LP, a Texas limited partnership

NRG Texas C&I Supply LLC, a Delaware limited liability company

NRG Texas Holding Inc., a Delaware corporation

NRG Texas LLC, a Delaware limited liability company

NRG Texas Power LLC, a Delaware limited liability company

NRG West Coast LLC, a Delaware limited liability company

NRG Western Affiliate Services Inc., a Delaware corporation

NRG Wind Development Company LLC, a Delaware limited liability company

O’Brien Cogeneration, Inc. II a Delaware limited liability company

ONSITE Energy, Inc., an Oregon corporation

Oswego Harbor Power LLC, a Delaware limited liability company

Pennywise Power LLC, a Delaware limited liability company

RE Retail Receivables, LLC, a Delaware limited liability company

Reliant Energy Northeast LLC, a Delaware limited liability company

Reliant Energy Power Supply, LLC, a Delaware limited liability company

Reliant Energy Retail Holdings, LLC, a Delaware limited liability company

Reliant Energy Retail Services, LLC, a Delaware limited liability company

Reliant Energy Texas Retail, LLC, a Delaware limited liability company

RERH Holdings, LLC, a Delaware limited liability company

Saguaro Power LLC, a Delaware limited liability company

Somerset Operations Inc., a Delaware corporation

Somerset Power LLC, a Delaware limited liability company

Texas Genco Financing Corp., a Delaware corporation

Texas Genco GP, LLC, a Texas limited liability company

Texas Genco Holdings, Inc., a Texas corporation

Texas Genco LP, LLC, a Delaware limited liability company

Texas Genco Operating Services LLC, a Delaware limited liability company

Texas Genco Services, LP, a Texas corporation

Vienna Operations Inc., a Delaware corporation

Vienna Power LLC, a Delaware limited liability company

WCP (Generation) Holdings LLC, a Delaware limited liability company

West Coast Power LLC, a Delaware limited liability company

EXHIBIT A

[Face of Note]

CUSIP/CINS: [        ]

7.875% Senior Notes due 2021

No.

NRG ENERGY, INC.

promises to pay to  .

or registered assigns,

the principal sum of

Dollars on May 15, 2021.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Dated:                             , 20[  ]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

NRG ENERGY, INC.

By:
Name:
Title:

Date of Authentication:                      , 20[  ]

This Note is one of the Securities of
a series designated therein referred to
in the within-mentioned Base Indenture:

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
  as Trustee

By:
Authorized Signatory

[Back of Note]

7.875% Senior Notes due 2021

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Supplemental Indenture referred to below unless otherwise indicated.

1.                                       Interest.  NRG Energy, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 7.875% per annum from                    until maturity.  The Company shall pay interest semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be                   .  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                       Method of Payment.  The Company shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Base Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                                       Paying Agent and Registrar.  Initially, Law Debenture Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and the Registrar.  The Company may change any Paying Agent or the Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.                                       Indenture.  This Note is one of a duly authenticated series of securities of the Company issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of February 2, 2006, between the Company and the Trustee, as amended by the Fifty-First Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of May 24, 2011, among the Company, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).

The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Base Indenture, the provisions of this Note shall govern and be controlling, and to the extent any provision of this Note conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture shall govern and be controlling.  The Company shall be entitled to issue Additional Notes pursuant to Section 2.05 of the Supplemental Indenture.

5.                                       Optional Redemption.

At any time prior to May 15, 2016, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes, upon not less than 30 nor more than 60 days notice, at a redemption price of 107.875% of the principal amount, plus accrued and unpaid interest to the redemption date, with the proceeds of one or more equity offerings; provided that:

(1)  at least 65% of the aggregate principal amount of the Notes issued pursuant to the Supplemental Indenture (excluding notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)  the redemption occurs within 90 days of the date of the closing of such equity offering.

At any time prior to May 15, 2016, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the preceding paragraphs in this Section 5, the Notes are not redeemable at the Company’s option prior to May 15, 2016.  The Company is not prohibited, however, from acquiring the Notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise, assuming such action does not otherwise violate the Supplemental Indenture.

On or after May 15, 2016, the Company may on any one or more occasions redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on May 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2016	103.938%
2017	102.625%
2018	101.313%
2019 and thereafter	100.000%

Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Supplemental Indenture.

6.                                       Repurchase at Option of Holder.

(a) If there is a Change of Control Triggering Event, the Company shall be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest to the date of purchase (the “Change of Control Payment”).  Within 30 days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If the Company or a Restricted Subsidiary consummates any Asset Sales, and the aggregate amount of Excess Proceeds exceeds $100.0 million, the Company shall commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Supplemental Indenture with respect to offers to purchase (or repay, prepay or redeem, as applicable) the maximum aggregate principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date fixed for the closing of such offer (the “Asset Sale Offer”), in accordance with the procedures set forth in the Supplemental Indenture.  To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for any purpose not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

7.                                       Notice of Redemption.  Notice of redemption will be furnished at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

8.                                       Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Supplemental Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Supplemental Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

9.                                       Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

10.                                 Amendment, Supplement and Waiver.  The Base Indenture may be amended as provided therein.  Subject to certain exceptions, the Supplemental Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Supplemental Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.  Without the consent of any Holder of a Note, the Supplemental Indenture or the Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Company’s obligations to Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets pursuant to Article 5 of the Supplemental Indenture, (iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Supplemental Indenture of any such Holder, (v) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Supplemental Indenture under the Trust Indenture Act, (vi) to conform the text of the Supplemental Indenture or the Notes to any provision of the Description of Notes in the Offering Memorandum to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of a provision of the Supplemental Indenture or the Notes, (viii) to evidence and provide for the acceptance and appointment under the Supplemental Indenture of a successor trustee pursuant to the requirements thereof, (ix) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Supplemental Indenture or (x) to allow any Guarantor to execute a supplemental indenture and/or Subsidiary Guarantee with respect to the Notes to become a Guarantor.

11.                                 Defaults and Remedies.  Events of Default include:  (1) default for 30 days in the payment when due of interest on the Notes;  (2) default in payment when due of the principal of, or premium, if any, on the Notes; (3) failure by the Company or any of its Restricted Subsidiaries for 45 days after written notice given by the Trustee or Holders, to comply with any of the other agreements in the Supplemental Indenture; (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default: (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $150.0 million or more; provided that this clause (4) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to a Person that is not an Affiliate of the Company; (ii) Non-Recourse Debt of the NRG Peaker Finance Company LLC; and (iii) Non-Recourse Debt of the Company or any of its Subsidiaries (except to the extent that the Company or any of its Restricted Subsidiaries that are not parties to such Non-Recourse Debt becomes directly or indirectly liable, including pursuant to any contingent obligation, for any such Non-Recourse Debt and such liability, individually or in the aggregate, exceeds $150.0 million); (5) one or more judgments for the payment of money in an aggregate amount in excess of $150.0 million (excluding therefrom any amount reasonably expected to be covered by insurance) shall be rendered against the Company, any Restricted Subsidiary of the Company that is not an Excluded Project Subsidiary or any combination thereof and the same shall not have been paid, discharged or stayed for a period of 60 days after such judgment became final and non-appealable; (6) except as permitted by the Supplemental Indenture, any Subsidiary Guarantee shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (or any group of Guarantors) that constitutes a Significant Subsidiary, or any Person acting on behalf of any Guarantor (or any group of Guarantors) that constitutes a Significant Subsidiary, shall deny or disaffirm its or their obligations under its or their Subsidiary Guarantee(s); (7) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due; or (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case; (B) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or (C) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

12.                                 Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to and entitled to the benefits of Article VII of the Base Indenture.

13.                                 No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

14.                                 Authentication.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15.                                 Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT

TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16.                                 CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17.                                 Governing Law.                                                  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE SUPPLEMENTAL INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company shall furnish to any Holder upon written request and without charge a copy of the Base Indenture, the Supplemental Indenture and the Subsidiary Guarantees.  Requests may be made to:

NRG Energy, Inc.

211 Carnegie Center

Princeton, NJ 08540

Attention:  General Counsel

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Supplemental Indenture, check the appropriate box below:

☐Section 4.10	☐Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

NRG Energy, Inc.

211 Carnegie Place

Princeton, NJ 08540

Attention: General Counsel

Law Debenture Trust Company of New York

400 Madison Avenue, Suite 4D

New York, NY 10017

Attention: Corporate Trust Department

Re:  7.875% Senior Notes due 2021

Reference is hereby made to the Indenture, dated as of May 24, 2011 (the “Indenture”), among NRG Energy, Inc., as issuer (the “Company”), the Guarantors party thereto and Law Debenture Trust Company of New York, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                       in such Note[s] or interests (the “Transfer”), to                                                         (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐   Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☐   Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation

S under the Securities Act and, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ☐   Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                  ☐   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐   such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)                                  ☐   such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)                                 ☐   such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.  ☐   Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ☐   Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ☐   Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐   Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)          ☐   a beneficial interest in the:

(i)                               ☐   144A Global Note (CUSIP                   ), or

(ii)                            ☐   Regulation S Global Note (CUSIP                   ), or

(iii)                         ☐    IAI Global Note (CUSIP                   ); or

(b)         ☐    a Restricted Definitive Note.

2.                                       After the Transfer the Transferee will hold:

[CHECK ONE]

(a)          ☐   a beneficial interest in the:

(i)          ☐   144A Global Note (CUSIP                   ), or

(ii)         ☐   Regulation S Global Note (CUSIP                   ), or

(iii)        ☐   IAI Global Note (CUSIP                   ); or

(iv)        ☐   Unrestricted Global Note (CUSIP                   ); or

(b)         ☐   a Restricted Definitive Note; or

(c)          ☐   an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

NRG Energy, Inc.

211 Carnegie Place

Princeton, NJ 08540

Attention: General Counsel

Law Debenture Trust Company of New York

400 Madison Avenue, Suite 4D

New York, NY 10017

Attention: Corporate Trust Department

Re:  7.875% Senior Notes due 2021

(CUSIP [         ])

Reference is hereby made to the Indenture, dated as of May 24, 2011 (the “Indenture”), among NRG Energy, Inc., as issuer (the “Company”), the Guarantors party thereto and Law Debenture Trust Company of New York, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                         in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                       Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                       Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note,  ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

NRG Energy, Inc.

211 Carnegie Place

Princeton, NJ 08540

Attention: General Counsel

Law Debenture Trust Company of New York

400 Madison Avenue, Suite 4D

New York, NY 10017

Attention: Corporate Trust Department

Re:  7.875% Senior Notes due 2021

Reference is hereby made to the Indenture, dated as of May 24, 2011 (the “Indenture”), among NRG Energy, Inc., as issuer (the “Company”), the Guarantors party thereto and Law Debenture Trust Company of New York, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                         aggregate principal amount of:

(a)  ☐ a beneficial interest in a Global Note, or

(b)  ☐ a Definitive Note,

we confirm that:

1.                                       We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.                                       We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3.                                       We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.                                       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.                                       We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

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EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed on a senior basis, to the extent set forth in the Indenture and subject to the provisions in the indenture (the “Base Indenture”), dated as of February 2, 2006, between NRG Energy, Inc., (the “Company”) and Law Debenture Trust Company of New York, as trustee (the “Trustee”), as amended by the Fifty-First Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of May 24, 2011, among the Company, the Guarantors (as defined in the Supplemental Indenture) and the Trustee, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Supplemental Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The Obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee.  Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions and appoints the Trustee attorney-in-fact of such Holder for such purpose.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE
ADDITIONAL SUBSIDIARY GUARANTEES

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture for Additional Guarantees”), dated as of                                 , 20   , among                                      (the “Guaranteeing Subsidiary”), a subsidiary of NRG Energy, Inc. (or its permitted successor), a                      corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Law Debenture Trust Company of New York, as trustee under the indentures referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of February 2, 2006, between the Company and the Trustee, as amended by a Fifty-First Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of May 24, 2011, among the Company, the Guarantors named therein and the Trustee, providing for the original issuance of an aggregate principal amount of $1,200,000,000 of 7.875% Senior Notes due 2021 (the “Initial Notes”), and, subject to the terms of the Supplemental Indenture, future unlimited issuances of 7.875% Senior Notes due 2021 (the “Additional Notes,” and together with the Initial Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 4.17 of the Supplemental Indenture, the Trustee, the Company and the other Guarantors are authorized and required to execute and deliver this Supplemental Indenture for Additional Guarantees.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee, the Company and the other Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                       Capitalized Terms.  Unless otherwise defined in this Supplemental Indenture for Additional Guarantees, capitalized terms used herein without definition shall have the meanings assigned to them in the Supplemental Indenture.

2.                                       Agreement to be Bound; Guarantee.  The Guaranteeing Subsidiary hereby becomes a party to the Supplemental Indenture as a Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Guarantor under the Indenture.  The Guaranteeing Subsidiary hereby agrees to be bound by all of the provisions of the Supplemental Indenture applicable to a Guarantor and to perform all of the Obligations and agreements of a Guarantor under the Supplemental Indenture.  In furtherance of the foregoing, the Guaranteeing Subsidiary shall be deemed a Guarantor for purposes of Article 10 of the Supplemental Indenture, including, without limitation, Section 10.02 thereof.

3.                                       NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL

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INDENTURE FOR ADDITIONAL GUARANTEES BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.                                       Counterparts.  The parties may sign any number of copies of this Supplemental Indenture for Additional Guarantees.  Each signed copy shall be an original, but all of them together represent the same agreement.

5.                                       Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

6.                                       The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture for Additional Guarantees or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

7.                                       Ratification of Indenture; Supplemental Indenture for Additional Guarantees Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture for Additional Guarantees shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture for Additional Guarantees to be duly executed and attested, all as of the date first above written.

Dated:                                , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[COMPANY]

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

[TRUSTEE],
as Trustee

By:
Authorized Signatory

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